UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Kosmos Energy Ltd.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KOSMOS ENERGY is a full-cycle deepwater exploration and production company focused on meeting the world's growing demand for secure, affordable and cleaner energy.

We have a diversified portfolio of low cost, lower carbon assets – including oil production in Ghana, the U.S. Gulf of Mexico, and Equatorial Guinea, as well as world-class natural gas and LNG development projects offshore Mauritania and Senegal.

We are working to supply the energy the world needs today, find and develop cleaner energy for the future, and be a force for good in our host countries.

A MESSAGE FROM OUR CHAIRMAN AND CEO
April 28, 2023
Fellow shareholders:
As the world grapples with the need for affordable, secure, and cleaner energy – particularly in the wake of Russia’s war in Ukraine – I am confident that Kosmos has the right strategy and portfolio to be a part of the solution.
Kosmos has a strong oil-weighted portfolio that can supply more of the energy the world needs today. We are investing in growing oil supply at each of our core production hubs, with an emphasis on high-graded projects that yield low cost, lower carbon barrels that are highly cash generative. At the same time, we are working with our partners to bring new sources of lower carbon natural gas into production. These projects address energy affordability and increase energy security by supplying more gas to global energy markets, as well as to domestic markets in Africa. By 2024, we expect to increase production by about 50% compared to 2022 levels as we optimize current production and bring new projects online. For Kosmos, the cash flow from current and planned activities enables selective re-investment into the most compelling opportunities in our portfolio, which can help meet demand and support the energy transition for decades to come. Longer term, we plan to continue shifting the balance of our portfolio from oil to natural gas and LNG to help meet the world’s energy needs as cleaner natural gas displaces coal, heavy fuel oil, and biomass as primary sources of energy in both developed and emerging economies.
In 2022, Kosmos delivered strong operational and financial performance in support of this strategy. In addition to solid production rates that generated significant free cash flow, we advanced our three major development projects and further strengthened our balance sheet, ending the year with more than $1 billion in liquidity and leverage below our 1.5x target. Looking ahead, Kosmos expects to reach an important inflection point in the second half of 2023 with production expected to grow as major development projects start to come online and capital expenditures begin to fall. With higher production and lower capital, free cash flow is expected to rise into 2024 providing multiple pathways for the company to deliver value for our shareholders.
As we pursue our strategy, we continue to be guided by our commitment to sustainability. With our low cost, lower carbon oil and gas production, Kosmos aims to be a responsible producer that the world can count on to balance energy security and affordability with the need to lower emissions. In early 2020, we set the goal to become carbon neutral for our operated Scope 1 and Scope 2 emissions by 2030 or sooner. We achieved this goal in both 2021 and 2022, and we remain committed to maintaining it. We are also working with our partners and host governments on projects to reduce the carbon intensity of our non-operated production assets, such as the elimination of routine flaring in Ghana and Equatorial Guinea. We also plan to disclose equity emissions and new targets in this year’s Sustainability Report. Our commitment to ESG and sustainability is a core value that has been recognized by stakeholders. MSCI, one of the leading ESG ratings agencies, recently awarded Kosmos its highest possible “AAA” rating, which puts us in the top 20% of companies across the sector.
Kosmos offers investors access to a high-quality reserve base, with unique exposure to world-scale LNG projects, alongside a portfolio of low cost, lower carbon oil opportunities through infrastructure-led exploration. These opportunities underpin sustainable and value-accretive growth. We look forward to further delivering on our strategy, creating value for our shareholders and bringing affordable, secure, and cleaner energy to the world.
We are excited about the future and look forward to sharing more about our company at our annual meeting. On behalf of the entire board of directors, I thank you for your participation and investment in our company.
Sincerely yours,

Andrew G. Inglis
Chairman and Chief Executive Officer

Kosmos Energy Ltd.
8176 Park Lane, Suite 500
Dallas, Texas 75231
April 28, 2023
NOTICE OF VIRTUAL ANNUAL STOCKHOLDERS MEETING TO
BE HELD ON THURSDAY, JUNE 8, 2023
To the Stockholders of Kosmos Energy Ltd.:
You are cordially invited to attend the 2023 annual stockholders meeting of KOSMOS ENERGY LTD., a Delaware corporation (the “Company”), which will be held via virtual-only format on Thursday, June 8, 2023, at 8:00 a.m., Central Daylight Time. You will be able to attend the meeting virtually, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/KOS2023 and following the instructions on your proxy card. The meeting will include the following proposals:
1.	To elect two Class I directors to a three-year term to serve until the 2026 annual stockholders meeting;
2.
To ratify the appointment of Ernst &Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and to authorize the Company’s Audit Committee of the Board of Directors to determine their remuneration;

3.	To provide a non-binding, advisory vote to approve named executive officer compensation;
4.	To approve an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan; and
5.	To consider such other business as may properly come before the annual stockholders meeting.
The Board of Directors of the Company has fixed the close of business on April 11, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting.
A record of the Company’s activities during 2022 and its financial statements as of and for the fiscal year ended December 31, 2022 is contained in the Company’s 2022 Annual Report on Form 10-K. The Annual Report on Form 10-K does not form any part of the material for solicitation of proxies. Our Chairman and CEO, Mr. Inglis, expects to report on our progress during the past year and respond to stockholders’ questions.
It is important that your shares be represented at the annual stockholders meeting, as a quorum of the stockholders must be present, either at the virtual meeting or by proxy, in order for the meeting to take place. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described herein so that your vote will be counted if you later decide not to attend the virtual meeting. Your vote and participation in our governance are very important to us. Returning the proxy does not deprive you of your right to attend the virtual meeting and to vote your shares at the virtual meeting. If you returned a proxy but then attend the virtual meeting, you may revoke the proxy and vote at the virtual meeting in accordance with the procedures described herein on all matters submitted at the meeting.
By order of the Board of Directors,

Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary
April 28, 2023
Dallas, Texas
  2023 Proxy Statement | 1

CAST YOUR VOTE
We value each stockholder playing a part in Kosmos’ future. It is vital that you participate and vote your shares.
Proposals Which Require Your Vote
		Additional information	Board recommendation	Votes required for approval
PROPOSAL 1	To elect two Class I directors to a three-year term to serve until the 2026 annual stockholders meeting	Page 7	FOR	Majority of votes cast
PROPOSAL 2
To ratify the appointment of Ernst &Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and authorization of the Company’s Audit Committee of the Board of Directors to determine their remuneration
		Page 28	FOR	Majority of votes cast
PROPOSAL 3	To provide a non-binding, advisory vote to approve named executive officer compensation	Page 31	FOR	Majority of votes cast
PROPOSAL 4	To approve an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan	Page 67	FOR	Majority of votes cast
Vote Now
Even if you plan to attend this year’s virtual annual stockholders meeting, it is a good idea to vote your shares now, before the meeting, in the event your plans change. Whether you submit your proxy and vote via the Internet, by telephone or by mail, please have your proxy card or voting instruction form in hand and follow the instructions.
Via the Internet	By telephone	By mailing your proxy card

Visit 24/7 http://www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Mark, sign and date your proxy card, and return it in the postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717
■ Review and download this Proxy Statement, a proxy card and our 2022 annual report ■ Request a hard copy of this Proxy Statement, a proxy card and our 2022 annual report
Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Stockholders Meeting to be Held on June 8, 2023. The Notice of Virtual Annual Stockholders Meeting, 2023 Proxy Statement, Proxy Card and 2022 Annual Report on Form 10-K are available under the SEC Filings link on the Investors’ page of our website at www.kosmosenergy.com. On this site, you will also be able to access any amendments or supplements to the foregoing materials that are required to be furnished. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission (the “SEC”).
2 |   2023 Proxy Statement

PROXY STATEMENT AND SUMMARY

2023 Virtual Annual Stockholders Meeting
These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Kosmos Energy Ltd. for use at the 2023 annual stockholders meeting and any adjournments or postponements thereof. We refer to our Board of Directors as the “Board” and to Kosmos Energy Ltd. as “Kosmos,” the “Company,” “we” or “us.” The annual stockholders meeting will be held virtually on Thursday, June 8, 2023 beginning at 8:00 a.m., Central Daylight Time. You will be able to attend the meeting virtually, vote your shares electronically, and submit your questions during the meeting by visiting:
www.virtualshareholdermeeting.com/KOS2023
The items to be considered are summarized in the Notice of Virtual Annual Stockholders Meeting and more fully described in this Proxy Statement. The Notice of Virtual Annual Stockholders Meeting, this Proxy Statement, the enclosed Proxy Card and our 2022 Annual Report on Form 10-K are first being mailed and made available starting on or about April 28, 2023 to all record holders of our common shares as of the close of business on April 11, 2023. Our common shares represented by proxies will be voted as described below or as specified by each stockholder.
Stockholders will need the control number included on their notice of internet availability, proxy card or voting instruction form to be admitted to the virtual meeting as a stockholder, vote their shares and ask questions.
  2023 Proxy Statement | 3

PROXY SUMMARY
Corporate Governance Highlights and Practices
Our Board of Directors believes that high standards of corporate governance are an essential component of our corporate culture.
Key Corporate Governance Features:
■
At present, all of our non-employee directors are independent of management under the requirements of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

■	All of our executive officers (including each of our named executive officers) and directors are in compliance with our robust share ownership guidelines.
■	At our 2022 annual stockholders meeting, approximately 98% of our stockholders approved of our 2021 executive compensation program for our named executive officers.
■
We successfully refreshed our directorate with the election of three new members, one of whom is female, which continues to demonstrate our commitment to diversity. Each of the new members meet the definition of “financially literate” pursuant to the New York Stock Exchange rules and two, Maria Moræus Hanssen and J. Mike Stice, have the financial management expertise to be designated as an “audit committee financial expert” as defined in Regulation S-K.

We are proud of our Board’s independence and diversity with respect to gender and tenure. The following charts reflect our Board’ composition following the conclusion of the Annual Stockholders Meeting, assuming all director nominees are elected.

4 |   2023 Proxy Statement

PROXY SUMMARY
Sustainability Highlights and Practices
Kosmos was founded with the goal of creating value by engaging with all our stakeholders: investors, employees, host governments, communities, business partners, suppliers, and civil society. Operating in a safe, responsible, and environmentally sound manner is critical to achieving this goal. Kosmos is dedicated to upholding our Business Principles and acting as a force for good in our host countries.
Our approach to sustainability and reporting on progress is informed by:
1.	The United Nations (U.N.) Sustainable Development Goals (SDGs)
2.	The U.N. Global Compact’s Ten Principles
3.	Task Force on Climate-related Financial Disclosures (TCFD) Recommendations
4.	The Sustainability Accounting Standards Board (SASB) Sustainability Disclosure Topics and Accounting Metrics for Oil & Gas Exploration & Production
The Company’s latest Sustainability Report was published in May 2022 and covers our full ESG agenda, including the actions we have taken to mitigate climate-related risks and enhance the resiliency of our business. Ernst & Young LLP independently reviewed our ESG performance data, reinforcing our commitment to transparency and openness. The report also demonstrates how we are delivering on our ongoing commitment to being both a responsible company and a long-term partner focused on helping our host nations reach their potential.
We are proud of the work we have done to operate responsibly.
Our People
■
Total Recordable Injury Rate in 2022 (0.00) was better than our target (< 0.50); Lost Time Incident Rate in 2022 (0.00) was better than our target (<0.25); and Hydrocarbon Spills in 2022 (none) was better than our target (<1 Bbl).

Environment
■	In 2021 and 2022 we achieved carbon neutrality for our operated Scope 1 and 2 emissions.
Transparency
■
Maintained an industry-leading position on transparency by publishing our petroleum agreements and production sharing contracts with host governments, as well as disclosing our payments to governments at the project level.

Social Investment
■
Since its founding, the Kosmos Innovation Center has trained more than 5,000 aspiring entrepreneurs, leading to the creation of more than 200 promising start-ups, across Ghana, Senegal, and Mauritania.

  2023 Proxy Statement | 5

PROXY SUMMARY
What We Do	What We Don’t Do

✔ Pay-for-Performance—we align pay and performance by awarding a majority of the compensation paid to our executives in the form of “at-risk” performance-based compensation linked to Company and individual performance

✔ Balanced Short-Term and Long-Term Compensation—we grant compensation that discourages short-term risk taking at the expense of long-term results

✔ Independent Compensation Consultant—our Compensation Committee engages an independent compensation consultant

✔ Share Ownership Guidelines—our executive officers are subject to robust share ownership guidelines, further aligning their interests with our stockholders

✔ Compensation Recoupment Policy—we maintain a compensation recoupment/clawback policy applicable to our executive officers

✔ Risk Mitigation—we have strong risk and control policies, we take risk management into account in making executive compensation decisions, and we perform an annual risk assessment of our executive compensation programs

✘ No Excise Tax Gross-Ups—we do not provide our executives with gross-ups for the excise tax that would be imposed on the executives under Section 4999 of the Internal Revenue Code, if they received “excess” payments and benefits in connection with a change in control

✘ No Special Executive Defined Benefit Retirement Programs—we do not provide special executive defined benefit retirement programs

✘ No Excessive Perquisites—consistent with our pay-for-performance philosophy, we do not provide our executives with excessive perquisites

✘ No Guaranteed Payouts—we do not grant cash or equity incentive compensation with guaranteed payouts

✘ No Hedging Shares—we do not permit our employees, including our named executive officers, to engage in hedging transactions in the Company’s securities, unless our General Counsel provides prior written authorization

✘ No Top-Up Share Grants—no additional issuance of equity awards to compensate for losses in value of outstanding equity awards

6 |   2023 Proxy Statement

PROPOSAL 1
To elect two Class I directors to a three-year term to serve until the 2026 annual stockholders meeting
The Board currently consists of nine directors. The Company’s Certificate of Incorporation divides our directors into three classes. One class is elected at each annual stockholders meeting, to hold office for a three-year term. Current Class I directors, Mr. Andrew G. Inglis and Ms. Maria Moræus Hanssen if re-elected, will serve a three-year term until the 2026 annual stockholders meeting. Sir Richard Dearlove, a current Class I director, has chosen not to stand for re-election. Effective at the Annual Stockholders Meeting the size of the Board will be decreased to eight directors.
Our Bylaws provide that our Board shall consist of not less than five and not more than 15 directors, as determined by the Board. Our stockholders do not have cumulative voting rights and, accordingly, the holders of a majority of the votes cast at the annual stockholders meeting, at which a quorum is present, can elect each of the directors then standing for election. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.
We are soliciting proxies in favor of the election of each of the director nominees identified below. We intend that all properly executed proxies will be voted for these nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the annual stockholders meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.
As of the date of this Proxy Statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to stand as a nominee or serve as a director, if elected. The Board believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight of the Company. The biographies below reflect the particular experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve on the Board. Ages are correct as of the date of this Proxy Statement.
  2023 Proxy Statement | 7

PROPOSAL 1
Class I Director Nominees
Andrew G. Inglis Chairman and Current Class I Director Age: 64 Director since: 2014 Committees: None Other current public directorships: None

Mr. Inglis has served as our Chairman and Chief Executive Officer since March 1, 2014. Mr. Inglis joined Kosmos from Petrofac Ltd., a leading provider of oilfield services to the international oil and gas industry, principally engaged in the design of oil and gas infrastructure, the operation, maintenance and management of oil and gas assets and the training of personnel on a worldwide basis. At Petrofac, Mr. Inglis held the position of Chief Executive, Integrated Energy Services and was a member of the Petrofac board of directors. Prior to joining Petrofac in January 2011, Mr. Inglis served BP p.l.c for 30 years in a number of positions, including most recently as Executive Director on the BP board of directors from 2007 to 2010 and as Executive Vice President and Deputy Chief Executive of exploration and production from 2004 to 2007. Mr. Inglis received a Master’s degree in Engineering from Pembroke College, Cambridge University. He is a Chartered Mechanical Engineer, a Fellow of the Institution of Mechanical Engineers and a Fellow of the Royal Academy of Engineering. For these reasons, we believe he is well qualified to serve on our Board.

Maria Moræus Hanssen
Current Class I Director
Age: 58
Director since: 2023
Committees:
 ■ Audit Committee
 ■ Health, Safety, Environment and Sustainability Committee
Other current public directorships:
 ■ Scatec Solar ASA
 ■ SLB

Ms. Maria Moræus Hanssen has been an independent director of SLB since 2020 and serves on the Compensation Committee, the Nominating & Governance Committee, and as Chair of the New Energy and Innovation Committee. She has also served on the board of Scandinavian public company Scatec Solar ASA since April 2020, and she previously served on the board of Scandinavian public company Alfa Laval AB from April 2019 to April 2023. She previously served as deputy chief executive officer and chief operating officer of Wintershall Dea GmbH, a German-based oil and gas producer, from May 2019 to December 2019, following the merger between DEA Deutsche Erdoel AG (DEA) and Wintershall Holding GmbH. Prior to that, she served as chief executive officer of DEA and as chair of its management board from January 2018 until April 2019. Before joining DEA, she served as chief executive officer of ENGIE E&P International SA and as head of the E&P business unit for the ENGIE Group in Paris from 2015 to 2017. Ms. Moræus Hanssen served in various management and operations roles at Aker from 2008 to 2013, Statoil (now Equinor) from 2007 to 2008, and Norsk Hydro from 1992 to 2007, and also serves in director and chair roles on various private company, municipal and non-profit boards. She previously served as deputy chairman and audit committee chair of Yara International ASA from 2015 to May 2019. Ms. Moræus Hanssen has a Master of Petroleum Engineering from the Norwegian University of Science and Technology, a Master of Petroleum Economics from IFP School and a corporate director certificate from Harvard Business School (2021). For these reasons, we believe she is well qualified to serve on our Board.

8 |   2023 Proxy Statement

PROPOSAL 1
Nomination of Directors by Stockholders
Our stockholders may nominate directors to the Board by giving timely notice of the nomination in writing to the Secretary of the Company. Such notice must contain specified information about the nomination. Our Bylaws detail the timelines and informational requirements for stockholder nominations in greater detail. At this time, the Board has not established any minimum qualifications or skills for directors that are either nominated or recommended by our stockholders, although we generally consider a nominee’s diversity, experience, industry knowledge and background. To ensure we have a diverse group of potential director nominees for consideration, our nominee search includes candidates from both corporate positions beyond the executive suite and from non-corporate environments (e.g., government, academia and non-profit organizations), and includes both male and female candidates. The Nominating and Corporate Governance Committee has adopted a resolution to consider gender diversity as one of the factors in identifying qualified candidates for membership on the Board.
Vote Required
Directors will be elected by a majority of the votes cast at the annual stockholders meeting, at which a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.
Recommendation
FOR	The Board recommends that stockholders vote “FOR” all the nominees for director. If not otherwise specified, proxies will be voted “FOR” all the nominees for director.
  2023 Proxy Statement | 9

PROPOSAL 1
Continuing Directors (Current Class II Directors with Terms Expiring in 2024)

Adebayo (“Bayo”) O. Ogunlesi
Current Class II Director
Age: 69
Director since: 2011
Committees:
 ■ Compensation Committee (Chair)
Other current public directorships:
 ■ Callaway Golf Company
 ■ Goldman Sachs Group Inc.

Since 2006, Mr. Ogunlesi has been Chairman and Managing Partner of Global Infrastructure Partners (“GIP”), a private equity firm that invests in infrastructure assets in the energy, transport and water sectors, in both OECD and select emerging market countries. Mr. Ogunlesi previously served as Executive Vice Chairman and Chief Client Officer of Credit Suisse’s Investment Banking Division with senior responsibility for Credit Suisse’s corporate and sovereign investment banking clients. From 2002 to 2004, he was Head of Credit Suisse’s Global Investment Banking Department. Mr. Ogunlesi is a Director of Callaway Golf Company and the Goldman Sachs Group, Inc. Mr. Ogunlesi holds a Bachelor of Arts degree in Politics, Philosophy and Economics with First Class Honors from Oxford University, a Juris Doctor (magna cum laude) from Harvard Law School and a Master of Business Administration from Harvard Business School. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court. Mr. Ogunlesi served as a Director of our predecessor Kosmos Energy Holdings since 2004. For these reasons, we believe he is well qualified to serve on our Board.

Deanna L. Goodwin
Current Class II Director
Age: 58
Director since: 2018
Committees:
 ■ Health, Safety, Environment and Sustainability Committee (Chair)
 ■ Compensation Committee
Other current public directorships:
 ■ Arcadis NV
 ■ Oceaneering International Inc.

Ms. Goodwin currently serves as a Director of Arcadis NV, where she also serves as Chair of the Audit Committee, and as a Director of Oceaneering International Inc., where she is a member of the Audit Committee. Ms. Goodwin served as President of the North America region of Technip, a global engineering, construction and services company specializing in supporting the energy industry, from 2013 to 2017. She served as Chief Operating Officer, Offshore North America at Technip from 2012 to 2013. Prior thereto, she served as Senior Vice President and Chief Financial Officer of Technip USA, Inc. Previously, Ms. Goodwin led the integration of the $1.3 billion acquisition of Global Industries by Technip. From 1993 to 2007, Ms. Goodwin served in various capacities for Veritas DGC, a leading provider of geophysical information and services to oil and gas companies worldwide, including President of the North and South America Region. Earlier in her career, Ms. Goodwin served as an Audit Manager at Price Waterhouse. Ms. Goodwin received her Bachelor of Commerce degree in Accounting from the University of Calgary in Canada and her Chartered Accountant designation from the Canadian Institute of Chartered Accountants. For these reasons, we believe she is well qualified to serve on our Board.

10 |   2023 Proxy Statement

PROPOSAL 1
Continuing Directors (Current Class II Directors with Terms Expiring in 2024)

Sir John Grant
Current Class II Director
Age: 68
Director since: 2023
Committees:
 ■ Health, Safety, Environment and Sustainability Committee
 ■ Nominating and Corporate Governance Committee
Other current public directorships:
 ■ None

Sir John Grant is currently a member of the Advisory Council of Essar Oil (UK) Limited, a UK-focused downstream energy company. Most recently, he served as Vice President of International Government Relations at Anadarko Petroleum Corporation from October 2016 until his retirement in 2019. Prior to that, he served as Executive Vice-President of Policy and Corporate Affairs at BG Group from 2009 to 2015 with responsibility for government affairs, corporate responsibility and communications. Before joining BG Group in 2009, he had served as President of BHP Billiton Europe since 2007. Prior to that he had been a member of the British Foreign Service from 1976 to 2007, holding posts in Stockholm, Moscow and Brussels, where he was the UK’s Permanent Representative to the European Union from 2003 to 2007. Mr. Grant has a degree in modern languages from Cambridge University. For these reasons, we believe he is well qualified to serve on our Board.

  2023 Proxy Statement | 11

PROPOSAL 1
Continuing Directors (Current Class III Directors with Terms Expiring in 2025)
Steven M. Sterin Current Class III Director Age: 51 Director since: 2019 Committees: ■ Audit Committee (Chair) ■ Compensation Committee Other current public directorships: ■ DuPont de Nemours, Inc.
Mr. Sterin currently serves on the Board of Directors of DuPont de Nemours, Inc. and is the Chair of its Audit Committee and a member of its Sustainability, Public Policy, Environment and Health and Safety Committee. Mr. Sterin was previously Co-Founder & President of G&S Energy Holdings, LLC, an independent energy company focused on the acquisition, safe operation and optimization of downstream and renewable energy assets in the U.S., from August 2021 to December 2022. He currently serves as a Senior External Advisor to McKinsey & Company, a role he also held from June 2019 until August 2021 before returning in April 2023. Mr. Sterin was most recently an Executive Vice President and the Chief Financial Officer of Andeavor & Andeavor Logistics from 2014 until the merger with Marathon Petroleum Company in October 2018. He served as President of Andeavor Logistics from 2017 to October 2018 and was a member of the Board of Directors for Andeavor Logistics GP, LLC from 2014 to 2018. Mr. Sterin was also responsible for Corporate Strategy & Business Development for both companies from 2016 to 2017. From 2007 to 2014, Mr. Sterin was the Senior Vice President and Chief Financial Officer for Celanese Corporation, a global technology and specialty material company. During his eleven years with Celanese, he served as Corporate Controller and Principal Accounting Officer as well as held other financial and business leadership roles. Prior to his tenure at Celanese, Mr. Sterin spent six years with Reichhold, Inc., a global chemical company, in a variety of financial positions, including Director of Tax and Treasury in the Netherlands, Global Treasurer and Vice President of Finance. Mr. Sterin’s career started with PriceWaterhouseCoopers. Mr. Sterin holds a Master’s degree in Professional Accounting and a Bachelor’s degree in Business Administration and Accounting, which he earned concurrently at the University of Texas at Austin. He is a Certified Public Accountant in Texas. For these reasons, we believe he is well qualified to serve on our Board.

12 |   2023 Proxy Statement

PROPOSAL 1
Continuing Directors (Current Class III Directors with Terms Expiring in 2025)

J. Mike Stice
Current Class III Director
Age: 64
Director since: 2023
Committees:
 ■ Nominating and Corporate Governance Committee
 ■ Audit Committee
Other current public directorships:
 ■ Marathon Petroleum Corporation
 ■ MPLX GP LLC

Mr. Stice currently is a Director of Marathon Petroleum Corporation, where he serves on the Audit Committee, the Corporate Governance and Nominating Committee and the Sustainability and Public Policy Committee, and is a Director of MPLX GP LLC. Mr. Stice is a professor at the University of Oklahoma and previously served as the Dean, Mewbourne College of Earth and Energy. Mr. Stice began his career in 1981 with Conoco, as an associate engineer. He held engineering positions of increasing responsibility prior to being named plant manager of Louisiana Gas System Inc. in 1987. In 1991, Mr. Stice was named district manager for the Oklahoma district. He was appointed managing director of Conoco Australia Pty. Ltd. in 1995 and president, Conoco Asia Pacific Ltd. in 1997. Mr. Stice was promoted to president of Conoco Energy Solutions in 2001 and president of ConocoPhillips Qatar in 2003. In 2008, Mr. Stice was named president and chief operating officer of Chesapeake Midstream Development, L.P., a wholly owned subsidiary of Chesapeake Energy Corporation, and senior vice president of natural gas projects for Chesapeake. In 2009, he was named chief executive officer of Chesapeake Midstream Partners, L.P. Mr. Stice was designated a director of Chesapeake Midstream Partners, which changed its name to Access Midstream in 2012. He continued as chief executive officer until his retirement in 2014. Mr. Stice served as Dean, Mewbourne College of Earth and Energy at the University of Oklahoma since August 2015 and assumed his current position in January 2023. He is a former director of MarkWest Energy Partners, L.P. and Spartan Acquisition III Corp.. Mr. Stice holds a bachelor’s degree in chemical engineering from the University of Oklahoma, a master’s degree in business from Stanford University, and a doctorate in education from The George Washington University. For these reasons, we believe he is well qualified to serve on our Board.

  2023 Proxy Statement | 13

PROPOSAL 1
Continuing Directors (Current Class III Directors with Terms Expiring in 2025)

Roy A. Franklin
Current Class III Director
Age: 69
Director since: 2021
Committees:
 ■ Audit Committee
 ■ Nominating and Corporate Governance Committee (Chair)
Other current public directorships:
 ■ Wood plc
 ■ Energean plc

Mr. Franklin currently serves as Chair of the international energy services group, Wood plc (“Wood”). In Mr. Franklin’s current role at Wood, he has overseen the company’s strategic positioning for the energy transition, broadening the company’s core activities from oilfield services to sustainable energy infrastructure, delivering solutions for a net-zero future. Wood is recognized as a sector leader in ESG matters and Mr. Franklin’s experience in this area is invaluable to Kosmos as it continues to navigate the energy transition. Mr. Franklin is also the Senior Independent Director of UK-listed Energean plc and he serves on its Nomination and Governance Committee and its Environment, Sustainability and Social Responsibility Committee. He was previously the Chairman of Premier Oil plc, a UK-based independent oil and gas exploration company, from 2017 until its acquisition in 2021, the Chairman of privately-held Energean Israel Ltd from 2017 to 2021, and the Deputy Chairman of Equinor A/S from 2015 until 2019. In addition to those listed above, he has served on the boards of a number of other international companies in non-executive roles, including Kerogen Capital LLC from 2011 to 2021, Statoil A/S from 2007 until 2013, Santos Ltd from 2006 until 2017, Keller Group plc from 2007 until 2016, and Amec Foster Wheeler Plc from 2016 until 2017 when it was acquired by Wood. Mr. Franklin began his career at BP where he spent 18 years in roles of increasing responsibility. He then joined Clyde Petroleum plc as Group Managing Director and served as CEO of Paladin Resources plc from 1997 until its acquisition by Talisman Energy in 2005. In 2004 he was awarded the Order of the British Empire, and in 2006 the Petroleum Group Medal of the Geological Society of London, both in recognition of his services to the UK oil and gas industry. Mr. Franklin earned his Bachelor of Science in Geology in 1973 from the University of Southampton, UK. For these reasons, we believe he is well qualified to serve on our Board.

14 |   2023 Proxy Statement

PROPOSAL 1
Current Class I Director with Term Expiring in 2023
Sir Richard Dearlove Current Class I Director Age: 78 Director since: December 2012 Committees: ■ None Other current public directorships: ■ Crossword Cybersecurity Plc

Sir Richard Dearlove has been the Chairman of the Board of Trustees of London University since 2014 and was Master of Pembroke College at the University of Cambridge, U.K. from 2004 to 2015, and the Head of the British Secret Intelligence Service (MI6) from 1999 to 2004. During his 38-year tenure with MI6, Sir Richard served in multiple international locations before returning to the U.K. as Director of Personnel and Administration in 1993. He also served as Director of Operations and Assistant Chief in advance of his appointment as Head of MI6 in 1999. In 1984, Sir Richard was awarded an OBE (Officer of the Most Excellent Order of the British Empire), and in 2001 he was appointed a KCMG (Knight Commander of St. Michael and St. George) for his service. Sir Richard has held several trustee and advisory positions, including serving as a Trustee of Kent School in Connecticut, Honorary Fellow of Queens’ College, University of Cambridge, Member of the International Advisory Board of AIG, Senior Advisor to the Monitor Group, Chairman of Ascot Underwriting, Member of the Advisory Board of IrisGuard, Member of the Advisory Board of New Venture Partners, Chairman of Trustees of the Cambridge Union Society and Member of the Strategic Advisory Board of TimeSight Systems. He has been Non-Executive Chairman of Crossword Cybersecurity Plc since 2016. He received a Master of Arts degree in History from Queens’ College, Cambridge. For these reasons, we believe he is well qualified to serve on our Board. Sir Richard Dearlove has chosen not to stand for re-election at the annual stockholders meeting.

  2023 Proxy Statement | 15

CORPORATE GOVERNANCE MATTERS
Board Composition
As of the date of this Proxy Statement, our Board has nine directors. Our Bylaws provide that the Board shall consist of not less than five directors and not more than 15 directors, and the number of directors may be changed only by resolution adopted by the affirmative vote of a majority of the entire Board. No decrease in the number of directors may shorten the term of any incumbent director.
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board’s leadership structure on an annual basis. The Board has determined that the optimal Board leadership structure for us is served by the role of Chairman of the Board being held by our Chief Executive Officer, Mr. Inglis, because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership.
Committees of the Board of Directors
As of the date of this Proxy Statement, our Board has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Health, Safety, Environment and Sustainability Committee, and may have such other committees as the Board shall determine from time to time. Pursuant to the NYSE’s corporate governance standards, we are required to have an audit committee, a compensation committee and a nominating and corporate governance committee.
We are required to perform an annual performance evaluation of our Audit, Compensation and Nominating and Corporate Governance Committees. As of the date hereof, we are in compliance with the NYSE corporate governance requirements, including with respect to independence requirements for each of our Audit, Compensation and Nominating and Corporate Governance Committees.
As of the date of this Proxy Statement, the composition of the Committees of the Board of Directors is:
Director	Audit Committee	Compensation Committee	Health, Safety, Environment and Sustainability Committee	Nominating and Corporate Governance Committee
Andrew G. Inglis
Sir Richard Dearlove
Roy A. Franklin	Member			Chair
Deanna L. Goodwin		Member	Chair
Adebayo O. Ogunlesi		Chair
Steven M. Sterin	Chair	Member
Maria Moræus Hanssen	Member		Member
J. Mike Stice	Member			Member
Sir John Grant			Member	Member
Financial Expert
16 |   2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS
As of the date of this Proxy Statement, each of the standing Committees of the Board had the composition and responsibilities described below.
Audit Committee
Audit Committee
The Audit Committee is a separately designated standing Committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Membership:

 ■ Our Board has determined that all members are independent directors as defined by the NYSE rules and Rule 10A-3 of the Exchange Act.

 ■ Our Board has determined that all of the members are financially literate.

 ■ Our Board has determined that each of Mr. Sterin, Mr. Stice, and Ms. Moræus Hanssen is an “audit committee financial expert” as described in Item 407(d)(5) of Regulation S-K.

Primary Responsibilities:

 ■ Recommend, through the Board, to the stockholders on the appointment and termination of our independent auditors;

 ■ Review the proposed scope and results of the independent auditors’
audit;

 ■ Review and approve the independent auditors’ audit and non-audit services rendered;

 ■ Approve the audit fees to be paid (subject to authorization by our stockholders to do so);

 ■ Review accounting and financial controls with the independent auditors and our financial and accounting staff;

 ■ Recognize and prevent prohibited non-audit services;

 ■ Establish procedures for complaints received by us regarding accounting matters;

 ■ Oversee internal audit functions;

 ■ Oversee the resource and reserve process, including the external reporting of resource and reserve information;

 ■ Review and approve the report of the Audit Committee that SEC rules require to be included in this Proxy Statement; and

 ■ Oversee information and cybersecurity risks, including receiving updates from company executives on information security matters at least quarterly and more often as necessary.

The Audit Committee Charter:

 ■ Was approved by the Board on May 9, 2011 (as amended on April 3, 2012 and further updated on May 2, 2019 and on June 10, 2020) and is reviewed annually; and

 ■ Is available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

The Report of the Audit Committee is set forth on page 30 of this Proxy Statement.

Members: Steven M. Sterin, Chair Roy A. Franklin Maria Moræus Hanssen J. Mike Stice Meetings in 2022: 4
  2023 Proxy Statement | 17

CORPORATE GOVERNANCE MATTERS
Compensation Committee
Compensation Committee
The Compensation Committee is a separately designated standing Committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Membership:

 ■ Our Board has determined that all members are independent directors as defined by the NYSE rules and Rule 10A-3 of the Exchange Act and qualify as “non-employee directors” for purposes of Rule 16b-3 under the
Exchange Act.

Compensation Committee Interlocks:

 ■ No member of the Compensation Committee has been at any time an employee or an officer of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Primary Responsibilities:

 ■ Review and approve the compensation arrangements for our executive officers, including the compensation for our Chief Executive Officer;

 ■ Review and approve compensation for our directors;

 ■ Periodically review, in consultation with our Chief Executive Officer, our management succession planning;

 ■ Review and evaluate our executive compensation and benefits policies generally, including review and recommendation of any incentive compensation and equity-based plans;

 ■ Prepare the report of the Compensation Committee that SEC rules require to be included in the Proxy Statement or Annual Report on Form 10-K, review and discuss the Company’s Compensation Discussion and Analysis with management and provide a recommendation to the Company’s Board regarding the inclusion of the Compensation
Discussion and Analysis in the Proxy Statement or Form 10-K;

 ■ Retain and terminate any advisors, including any compensation consultants, and approve any such advisors’ fees and other retention terms; and

 ■ Delegate its authority to subcommittees or the Chair of the Committee when it deems it appropriate and in the best interests of the Company.

The Compensation Committee Charter:

 ■ Was approved by the Board on May 9, 2011 and is reviewed periodically;
and

 ■ Is available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

The report of the Compensation Committee is set forth on page 51 of this Proxy Statement.

Members: Adebayo O. Ogunlesi, Chair Deanna L. Goodwin Steven M. Sterin Meetings in 2022: 4
18 |   2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS
Nominating and Corporate Governance Committee
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is a separately designated standing Committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Membership:

 ■ Our Board has determined that all members are independent directors as defined by the NYSE rules and Rule 10A-3 of the Exchange Act.

Primary Responsibilities:

 ■ Identify and nominate members for election to the Board;

 ■ Review and approve transactions between us and our directors, officers and affiliates;

 ■ Develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

 ■ Oversee the evaluation of the Board.

The Nominating and Corporate Governance Committee Charter:

 ■ Was approved by the Board on May 9, 2011 and is reviewed periodically;
and

 ■ Is available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

Members: Roy A. Franklin, Chair Sir John Grant J. Mike Stice Meetings in 2022: 1
  2023 Proxy Statement | 19

CORPORATE GOVERNANCE MATTERS
Health, Safety, Environment and Sustainability Committee
Health, Safety, Environment and Sustainability Committee
Membership:

 ■ Our Board has determined that all members are independent directors as defined by the NYSE rules and Rule 10A-3 of the Exchange Act.

Primary Responsibilities:

 ■ Health, Safety and Environment:

   ■ Oversee the establishment of targets and objectives for health, safety, and environmental performance;

   ■ Monitor medium- and long-term performance versus targets and objectives;

   ■ Review health, safety, security, and environmental policies at least every three years or additionally as needed;

   ■ Monitor the regular public reporting of progress against stated Health,
Safety, Environment and Sustainability (HSES) targets and initiatives;

   ■ Review the effectiveness of emergency and incident response plans;

   ■ Review major incidents that may impact the company’s performance and license to operate;

   ■ Monitor the identification, management and mitigation of significant
HSE risks; and

 ■ Sustainability:

   ■ Oversee the establishment of targets and objectives related to climate change as well as monitor performance against those targets and objectives;

   ■ Ensure and monitor regular public and transparent reporting of progress against sustainability and climate change targets and initiatives;

   ■ Review the Company’s Climate Change Policy;

   ■ Monitor the Company’s identification, management and mitigation of climate-related risks and opportunities; and

   ■ Review and approve the Company’s annual Sustainability Report.

The Health, Safety, Environment and Sustainability Committee Charter:

 ■ Was approved by the Board on May 6, 2011 (as amended on March 10,
2022) and is reviewed periodically; and

 ■ Is available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

Members: Deanna L. Goodwin, Chair Maria Moræus Hanssen Sir John Grant Meetings in 2022: 4
20 |   2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS
Meetings of the Board of Directors and Committees
The Board held five meetings during 2022. During 2022, no incumbent director attended fewer than 100% of the aggregate total number of meetings of the Board held during the period in which he or she was a director. We expect, but do not require, our directors to attend our annual stockholders meetings. All of the then serving directors attended the annual stockholders meeting held by the Company in June 2022.
Director Independence
Pursuant to the NYSE’s corporate governance standards, we are required to have a majority independent Board.
The Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, the Board has determined that each of Sir Richard Dearlove, Ms. Goodwin, Mr. Ogunlesi, Mr. Sterin,
Mr. Franklin, Ms. Moræus Hanssen, Mr. Stice and Sir John Grant are “independent directors” as defined by the NYSE rules and Rule 10A-3 of the Exchange Act. Accordingly, as of the date hereof, we are in compliance with the NYSE’s majority independent Board requirement.
There are no family relationships among any of our executive officers, directors or nominees for director.
Board’s Role in Risk Oversight
Assessing and managing risk is the responsibility of the management of the Company. However, the Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.
Under its charter, the Audit Committee of the Board reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. In addition, the Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting, tax and legal matters as well as liquidity risks and guidelines and policies and procedures for monitoring and mitigating risks.
Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also discusses risk throughout the year in relation to specific proposed actions. The Board’s other standing Committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. See “Executive Compensation—Compensation Risk Assessment” below. The Board is kept abreast of its Committees’ risk oversight and other activities through reports of the Committee chairs to the full Board.
Specifically relating to enterprise risk management during 2022, the Company performed an enterprise risk assessment to identify key risks and assess procedures for managing, monitoring and mitigating risks.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of this Code may be made only by the Board. In accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics. Requests should be directed to us at Kosmos Energy Ltd., 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary. The Code of Business Conduct and Ethics is also available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this
  2023 Proxy Statement | 21

CORPORATE GOVERNANCE MATTERS
Proxy Statement. We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.kosmosenergy.com. Our Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.
We aim to maintain a diverse workforce and an inclusive culture, which improves our business performance and creates a fair, safe and respectful work environment for everyone. Our approach to diversity and equal opportunity focuses on the full employee life-cycle, including hiring and onboarding, learning and development, performance management, reward and recognition, progression and retention. While we do not have a formal diversity policy, we comply with all laws and regulations relating to equal opportunities and non-discrimination. Furthermore, our Code of Business Conduct and Ethics includes a prohibition on discrimination of any criteria prohibited by law and the Nominating and Corporate Governance Committee has adopted a resolution to consider gender diversity as one of the factors in identifying qualifying candidates for membership on the board. Our diversity and equal opportunity approach is periodically reviewed.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the NYSE. In accordance with the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Corporate Governance Guidelines. Requests should be directed to us at Kosmos Energy Ltd., 8176 Park Lane, Dallas, Texas 75231, Attention: Corporate Secretary. The
Corporate Governance Guidelines are also available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. We will disclose any amendments to the Corporate Governance Guidelines on our website at www.kosmosenergy.com.
Communications with the Board
Stockholders and other interested parties may communicate directly with our Board by sending a written communication in an envelope addressed to: Board of Directors, c/o Corporate Secretary, Kosmos Energy Ltd., 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the Board.
Stockholders and other interested parties may communicate directly with our independent directors by sending a written communication in an envelope addressed to: Board of Directors, c/o Corporate Secretary, Kosmos Energy Ltd., 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the independent directors.
Our Audit Committee has established a process for communicating complaints regarding accounting or auditing matters. To submit a complaint, you may send a written communication in an envelope addressed to: Audit Committee, c/o Corporate Secretary, Kosmos Energy Ltd., 8176 Park Lane, Suite 500, Dallas, Texas 75231. Any such complaints received or submitted will be promptly forwarded by the Corporate Secretary to the Chair of the Audit Committee, to take such action as may be appropriate.
Stockholders and other interested parties may communicate directly with our Chairman of the Board by sending a written communication in an envelope addressed to: Chairman of the Board of Directors, c/o Corporate Secretary, Kosmos Energy Ltd., 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the Chairman of the Board.
22 |   2023 Proxy Statement

DIRECTOR COMPENSATION
2022 Director Compensation
The following table lists the individuals who served as our non-employee directors in 2022 and summarizes their 2022 compensation. Mr. Inglis did not receive any compensation for his service as a director in 2022.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Roy A. Franklin	75,000	170,000	—	245,000
Sir Richard Dearlove	125,000	170,000	—	295,000
Deanna L. Goodwin	100,000	170,000	—	270,000
Adebayo O. Ogunlesi	100,000	170,000	—	270,000
Steven M. Sterin	125,000	170,000	—	295,000
Lisa A. Davis(3)	32,877	—	—	32,877
(1)
Each of our non-employee directors is entitled to (i) an annual cash retainer for service on the Board and (ii) an additional cash retainer if the director chairs a Board committee, in each case, paid quarterly and, if applicable, prorated for the portion of the year that the director serves on the Board or committee. The table below sets forth the annualized cash retainers for the period from January 1, 2022 to December 31, 2022.

Type of Retainer	Retainer (Annualized) ($)
Board Member	75,000
Audit Committee Chair	50,000
Compensation Committee Chair	25,000
Nominating and Corporate Governance Committee Chair	50,000
Health, Safety, Environment and Sustainability Committee Chair	25,000
The Compensation Committee has also determined to provide non-employee directors with an option to elect to receive all or a portion of their annual cash retainer in the form of common stock in lieu of cash. Any non-employee directors choosing to make such an election must do so prior to December 31st of the preceding year and will receive the full value of the covered year’s annual cash retainer in the form of fully vested shares of common stock at the conclusion of the Company’s annual meeting of stockholders for the covered year. In the event the director ceases to serve on the Board for any reason prior to the annual meeting for such covered year, the portion of the annual cash retainer covered by his or her election for such year will be forfeited in its entirety (including for the portion of the covered year prior to his or her termination of service). The number of shares to be issued to the director will be determined based on the closing price of a share of the Company on the applicable annual meeting date. These shares will be issued under the Company’s Long Term Incentive Plan. Mr. Ogunlesi and Sir Richard Dearlove each elected to receive the annual cash retainer payable for their service on the Board of Directors during the period from July 1, 2022 to December 31, 2022 in the form of common stock in lieu of cash and each received 4,651 fully vested shares of common stock on June 9, 2022 accordingly.
(2)
Each non-employee director is entitled to receive an annual equity award retainer in the form of service-vesting restricted share units (“RSUs”) granted under our Long Term Incentive Plan with an annual grant date value of $170,000. These grants are made annually on the date of our annual stockholders meeting (or, for new directors who begin serving on the Board on a different date, on such date).The amounts in this column reflect the aggregate grant date fair values of such RSUs, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, realized by our non-employee directors for these awards is a function of the value of the shares if and when they vest. For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)	Ms. Davis did not stand for re-election to the Board at the 2022 Annual Shareholder Meeting and her service ended at that time.
  2023 Proxy Statement | 23

The following table sets forth the total number of RSUs held by our non-employee directors who held such awards as of December 31, 2022, which are scheduled to vest in June 2023. The vesting of the RSUs granted in 2022 will accelerate on death or disability or upon the occurrence of a change in control.
Name	Total RSUs (#)
Sir Richard Dearlove	20,911
Deanna L. Goodwin	20,911
Adebayo O. Ogunlesi	20,911
Steven M. Sterin	20,911
Roy A. Franklin	20,911
Director Share Ownership Guidelines
The Compensation Committee has established robust share ownership guidelines that are applicable to all of our non-employee directors to ensure that they face the same downside risk and upside potential as our stockholders, thereby further aligning their interests with the long-term interests our stockholders.
Under these share ownership guidelines, each of our non-employee directors is required to own, within five years following his or her first election/appointment to our Board, common shares of the Company having an aggregate value at least equal to five times the value of the annual cash board retainer that such director receives for his or her service on our Board.
Until such time as the director has satisfied his or her minimum ownership requirements, the director is required to retain 100% of the “net shares” received from the settlement of all equity-based awards (i.e., those shares that remain outstanding after the payment of taxes at an assumed 40% tax rate).
Shares owned directly or indirectly (including shares received upon settlement of an equity award) and service-based restricted shares and RSUs that settle in shares are counted for purposes of satisfying our non-employee director share ownership guidelines.
As of December 31, 2022, all of our non-employee directors were in compliance with the share ownership guidelines.
24 |   2023 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have not engaged in any transactions since January 1, 2022 with our directors, officers (or our directors’ or officers’ family members), or beneficial owners of more than five percent of our voting securities or their affiliates.
Procedures for Review of Transactions with Related Persons
We have adopted a set of written related-party transaction policies designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure, approval and resolution of any actual or potential conflicts of interest which may exist from time to time. Such policies provide, among other things, that all related-party transactions, including any loans between us and our affiliates, but excluding compensation arrangements, require approval by our Nominating and Corporate Governance Committee or our Board, after considering all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternative transactions, the materiality and character of the related party’s direct or indirect interest, and the actual or apparent conflict of interest of the related party, and after determining that the transaction is in, or not inconsistent with, our and our stockholders’ best interests. There have been no related-party transactions since the adoption of related-party transaction policies where such policies were not followed.
  2023 Proxy Statement | 25

STOCK OWNERSHIP MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established by regulation, and we are required to report in this Proxy Statement any failure to file by these dates during 2022.
To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% beneficial owners have been complied with for 2022.
Security Ownership of Management and Certain Beneficial Owners
The following table sets forth certain information with respect to the beneficial ownership of our common shares, on a fully diluted basis, as of March 8, 2023, for:
■	each of our named executive officers;
■	each of our directors;
■	each of our director nominees;
■	all of our executive officers and directors as a group; and
■	each stockholder known by us to be the beneficial owner of more than 5% of our issued and outstanding common shares.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Percentage of ownership is based on 459,589,044 common shares issued and outstanding on March 8, 2023. The information in the table below concerning security ownership of beneficial owners is based on filings made by such persons with the SEC.
Except as indicated in the footnotes to the table below, we believe that the stockholders named in this table have sole voting and investment power with respect to all common shares shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: 8176 Park Lane, Suite 500, Dallas, Texas 75231.
26 |   2023 Proxy Statement

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
Named Executive Officers
Andrew G. Inglis	2,505,523	*
Neal D. Shah	761,536	*
Christopher J. Ball	1,081,518	*
Richard R. Clark	727,356	*
Jason E. Doughty	1,028,968	*
Directors
Sir Richard Dearlove	112,704	*
Roy A. Franklin	31,098	*
Deanna L. Goodwin	165,657	*
Adebayo O. Ogunlesi	1,630,305	*
Steven M. Sterin	197,269	*
Maria Moræus Hanssen	0	*
J. Mike Stice	0	*
Sir John Grant	0	*
All directors, nominees and executive officers as a group (13 individuals)	8,241,934	1.79%
Five Percent Stockholders
FMR LLC(2)	68,381,177	14.88%
BlackRock, Inc.(3)	37,478,854	8.15%
State Street Corporation(4)	24,195,704	5.26%
The percentage of shares beneficially owned is based on 459,589,044 of our common shares outstanding as of March 8, 2023.
*	Less than one percent.
(1)	Excludes restricted share units held by each of our executive officers (including our named executive officers) and directors.
(2)
Based on a Schedule 13G/A filed on February 9, 2023, FMR LLC (“FMR”) exercises sole voting power over 64,659,372 shares and sole dispositive power over 68,381,177 shares. FMR’s beneficial ownership reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR, certain of its subsidiaries and affiliates, and other companies. The address for FMR is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based on a Schedule 13G/A filed on February 3, 2023, BlackRock, Inc. (“BlackRock”) exercises sole voting power over 36,957,193 shares and sole dispositive power over 37,478,854 shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(3)
Based on a Schedule 13G filed on February 3, 2023, State Street Corporation (“State Street”) exercises shared voting power over 23,793,298 shares and shared dispositive power over 24,195,704 shares. The address for State Street is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

  2023 Proxy Statement | 27

PROPOSAL 2
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and to authorize the Company’s Audit Committee of the Board of Directors to determine their remuneration
Ernst & Young LLP has served as our independent registered public accounting firm since 2011 and of our predecessor, Kosmos Energy Holdings, since 2003, and has provided to us certain audit services, audit-related services and tax services during that time.
The Audit Committee has recommended reappointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The Board is asking stockholders to ratify such appointment and the authority of the Audit Committee to determine their remuneration. Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by applicable laws, the Company’s Bylaws or otherwise. The Board of Directors, however, is submitting the appointment of the stockholders for ratification as a matter of good corporate governance practice. If an auditor is not appointed by stockholders at the annual stockholders meeting, Ernst & Young LLP, as the incumbent independent registered public accounting firm, will continue in office until a successor is appointed in accordance with Delaware law and the Company’s Bylaws. The affirmative vote of the holders of a majority of the votes cast at the annual stockholders meeting, at which a quorum is present, is required to approve the appointment and the authorization of the Audit Committee to set their remuneration.
Representatives of Ernst & Young LLP will not be present at the annual stockholders meeting.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Fees Paid to Independent Auditors
The following table presents aggregate fees billed to us for the years ended December 31, 2022 and 2021, for professional services rendered by Ernst & Young LLP, our principal accountant:
	2021	2022
Audit fees	$1,922,985	$2,092,207
Audit-related fees	$263,150	$157,000
Tax fees	$135,428	$180,527
All other fees	$323,317	$252,774
Total fees	$2,644,879	$2,682,508
Audit Fees. Audit fees consisted of fees billed by Ernst & Young LLP for professional services rendered in connection with audits of the Company’s and certain of its subsidiaries’ financial statements and internal controls over financial reporting, quarterly reviews of our consolidated financial statements, as well as certain audit-related accounting consultations.
Audit-Related Fees. Audit-related fees consisted of costs incurred related to SEC-related accounting consultations and certain attestation and agreed upon procedures.
Tax Fees. Tax fees consisted of costs incurred related to tax compliance services and consultations on various tax issues.
All Other Fees. For 2022 and 2021, all other fees consisted of costs incurred related to Ernst & Young LLP’s independent review of the data included in the Company’s Sustainability Report and access to Ernst & Young LLP’s online research services.
28 |   2023 Proxy Statement

Pre-Approval Policies and Procedures
Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee charter, subject to stockholder approval if necessary, under Delaware law. The Audit Committee’s charter is available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. The Audit Committee pre-approves all services performed by Ernst &Young LLP and discloses such fees above. The Audit Committee considers whether the provision of the services disclosed above is compatible with maintaining Ernst & Young LLP’s independence.
Vote Required
The affirmative vote of a majority of the votes cast at the annual stockholders meeting, at which a quorum is present, is required to approve Proposal 2. Abstentions shall not be treated as votes cast, although they will be counted for purposes of determining whether a quorum is present.
Stockholders are being asked to vote on the following resolution:
“RESOLVED, that the Company’s stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and authorize the Audit Committee of the Company to determine their remuneration.”
Recommendation
FOR
The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and to authorize the Audit Committee to determine their remuneration. If not otherwise specified, proxies will be voted “FOR” Proposal 2.

  2023 Proxy Statement | 29

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report herein and the Audit Committee Report included herein shall not be deemed to be “Soliciting Material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filings.
The Audit Committee of the Board currently consists of four non-employee independent directors: Mr. Sterin, Mr. Franklin, Mr. Stice and Ms. Moræus Hanssen.
Management is responsible for the Company’s system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the performance of the Company’s internal audit function and (4) the qualifications, independence and performance of the Company’s independent auditor.
The Audit Committee has reviewed and discussed with the Company’s management and the independent accountants the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by the Rules of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 16, “Communications with Audit Committees,” as amended, and the SEC.
The Company’s independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.
Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC.
Respectfully submitted by the Audit Committee of the Board,
Steven M. Sterin, Chair
Roy A. Franklin
Deanna L. Goodwin
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PROPOSAL 3
To provide a non-binding, advisory vote to approve named executive officer compensation
At our 2018 annual stockholders meeting, a majority of our stockholders voted, on a non-binding, advisory basis, to hold a non-binding, advisory vote on named executive officer compensation every year. Consistent with this recommendation by our stockholders, the Company intends to submit an annual non-binding, advisory vote on the compensation of the Company’s named executive officers until the next vote on the frequency of the stockholder non-binding, advisory vote on named executive officer compensation. Accordingly, as required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the 2022 compensation of our named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.
As described in detail in this Proxy Statement under “Executive Compensation—Compensation Discussion and Analysis,” we seek to pay our named executive officers for performance, to closely align the interests of our named executive officers with the interests of our stockholders and to attract, retain and motivate top talent. Please refer to the Compensation Discussion and Analysis, the compensation tables and the other narrative compensation-related disclosures of this Proxy Statement for a detailed discussion of our executive compensation principles and practices and the 2022 compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather our overall executive compensation principles and practices and the 2022 compensation of our named executive officers.
To help ensure that all stockholders views are well understood by the Board, we also encourage stockholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns regarding our executive compensation principles and practices (see “Board of Directors, Board Meetings and Committees—Communications with the Board” above).
At our 2024 annual stockholders meeting, we intend to again provide our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference on how frequently we should seek future non-binding, advisory votes on the compensation of our named executive officers.
Vote Required
The affirmative vote of a majority of the votes cast at the annual stockholders meeting, at which a quorum is present, is required to approve Proposal 3. Abstentions shall not be treated as votes cast, although they will be counted for purposes of determining whether a quorum is present.
Stockholders are being asked to vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative).”
Although the vote on this proposal is advisory and, therefore, is not binding, the Compensation Committee will carefully consider the stockholder vote on this matter, including whether any actions will be necessary to address the concerns, if any, of our stockholders.
Recommendation
FOR
The Board recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement. If not otherwise specified, proxies will be voted “FOR” Proposal 3.

  2023 Proxy Statement | 31

PROPOSAL 3
EXECUTIVE OFFICERS
Our executive officers are designated by, and serve at the discretion of, our Board of Directors. Our executive officers are as follows:
Andrew G. Inglis
Chairman and Chief Executive Officer
Age: 64
Mr. Inglis has served as our Chairman and Chief Executive Officer since March 1, 2014. Mr. Inglis joined Kosmos from Petrofac Ltd., a leading provider of oilfield services to the international oil and gas industry, principally engaged in the design of oil and gas infrastructure, the operation, maintenance and management of oil and gas assets and the training of personnel on a worldwide basis. At Petrofac, Mr. Inglis held the position of Chief Executive, Integrated Energy Services and was a member of the Petrofac board of directors. Prior to joining Petrofac in January 2011, Mr. Inglis served BP p.l.c for 30 years in a number of positions, including most recently as Executive Director on the BP board of directors from 2007 to 2010 and as Executive Vice President and Deputy Chief Executive of exploration and production from 2004 to 2007. Mr. Inglis received a Master’s degree in Engineering from Pembroke College, Cambridge University. He is a Chartered Mechanical Engineer, a Fellow of the Institution of Mechanical Engineers and a Fellow of the Royal Academy of Engineering.

Neal D. Shah
Senior Vice President and Chief Financial Officer
Age: 38
Mr. Shah became Chief Financial Officer in May 2020. As Deputy Chief Financial Officer from November 2019 to May 2020, Mr. Shah led finance, treasury, investor relations, information technology and internal audit for the Company. He joined Kosmos in 2010, serving in a series of roles of increasing responsibility in finance, treasury, investor relations and international operations as head of the Equatorial Guinea business unit. Before Kosmos, Mr. Shah was an investment banker at Morgan Stanley assisting oil and gas companies. Mr. Shah earned his bachelor’s degree with honors in finance from the University of Texas at Austin.

Richard R. Clark
Senior Vice President and Head of Gulf of Mexico Business Unit
Age: 67
Mr. Clark became our Senior Vice President and Head of Gulf of Mexico Business Unit on September 14, 2018, upon the closing of the Deep Gulf Energy (“DGE”) Transaction. Mr. Clark was a founder of DGE and served as its President until its acquisition. More than 20 of his 36 years in the energy business have been focused in the deepwater Gulf of Mexico. In 1996, he was one of the founders of Mariner Energy, Inc., serving as Executive Vice President and a board member until 2004. Mr. Clark has a Mechanical Engineering degree from the University of Tennessee at Chattanooga. He launched his career at Shell Offshore in 1979.

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PROPOSAL 3
Christopher J. Ball
Senior Vice President and Chief Commercial Officer
Age: 55
Mr. Ball became our Chief Commercial Officer effective October 1, 2018 and has served as our Senior Vice President, Planning and Business Development since August 2013. Mr. Ball joined Kosmos in July 2013 after serving as Vice President, Business Development for the upstream unit of Mubadala Development Company PJSC, a company based in Abu Dhabi, United Arab Emirates. Previously, he was Senior Vice President of Occidental Development Company and President and General Manager of Occidental Middle East Development Company, where he was responsible for business development activities in the Caspian, the Middle East, and North Africa. During his tenure at Occidental, Mr. Ball led and facilitated numerous successful new business activities including the company’s acquisition of concessions in Angola, Nigeria, and Suriname. He also worked in the commercial and mergers and acquisitions arena at Texaco in Houston, London, and New York and in upstream asset development and management at Amoco Corporation in London. Mr. Ball earned a Bachelor of Science degree in Mechanical Engineering from Brunel University in London.

Jason E. Doughty
Senior Vice President and General Counsel
Age: 58
Mr. Doughty has served as our General Counsel since September 2011. Mr. Doughty spent more than 11 years with ConocoPhillips in various leadership roles, including serving as Deputy General Counsel, Americas Exploration and Production. During his tenure with ConocoPhillips, he was responsible for the company’s commercial litigation and international arbitration efforts, the Lower 48 and Latin America E&P legal group and the Indonesia legal group. Previously, Mr. Doughty was an attorney with ExxonMobil in Houston and a commercial litigation attorney in private practice in Santa Fe, New Mexico. He earned a Juris Doctor from the University of Houston Law Center, a Master’s degree in Business Administration from the University of Texas at Austin and a Bachelor of Science in Finance from Louisiana Tech University. He is a member of the State Bar of Texas.

Ronald W. Glass
Vice President and Chief Accounting Officer
Age: 45
Mr. Glass has served as our Vice President and Chief Accounting Officer since November 2019. Mr. Glass served as our Controller from July 2015 to November 2019. Prior to that, he served as the Company’s SEC Director since 2011. Mr. Glass worked in the Audit practice at KPMG LLP for over nine years prior to joining the Company. He has extensive experience in the oil and gas industry, including initial public offerings, mergers and acquisitions and various other capital market transactions. He earned a Bachelor of Arts degree from Ouachita Baptist University and is a Certified Public Accountant.

  2023 Proxy Statement | 33

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy, process and objectives and the elements of our 2022 compensation program for our named executive officers and gives the context for understanding and evaluating the compensation information contained in the tables and related disclosures that follow.
The table below sets forth our named executive officers for 2022:
Name	Title
Andrew G. Inglis	Chairman and Chief Executive Officer
Neal D. Shah	Senior Vice President and Chief Financial Officer
Christopher J. Ball	Senior Vice President and Chief Commercial Officer
Richard R. Clark	Senior Vice President and Head of Gulf of Mexico Business Unit
Jason E. Doughty	Senior Vice President and General Counsel
Executive Summary
Our executive compensation program is designed to link pay to performance, encourage prudent decision-making and risk management, and create a balanced focus on short-term and long-term performance and stockholder value creation. In the dynamic and competitive environment in which we operate, it is imperative that we maintain an executive compensation program that attracts, motivates and retains highly experienced individuals who are critical to successfully delivering our business plan and yielding industry-leading results.
Our executive compensation program consists of three key elements: (1) base salary, (2) annual cash incentive awards and (3) long-term equity incentive awards.
Consistent with our pay-for-performance philosophy, we award a majority of the compensation for our executives in the form of “at-risk” annual cash incentive awards and long-term equity incentive awards that pay out based on achievement of rigorous performance metrics, both of which directly tie our executives’ pay to Company performance.
We believe that our executive compensation program effectively encourages our named executive officers to deliver strong financial and operational results that position the Company for future value creation for our stockholders, including the strategic priorities the Company successfully achieved over the past year.
In 2022, the oil industry and our business continued to face significant challenges, including inflationary pressures related to the COVID-19 pandemic, as well as other varying macroeconomic conditions, such as the impacts of Russia’s invasion of Ukraine and the effects it has on the oil and gas industry as a whole, including increased volatility with respect to oil, natural gas and NGL prices. Despite these challenges, our experienced management team was able to perform strongly against our peer companies. This performance was driven by our differentiated strategy of pursuing high-graded, low cost, lower carbon growth opportunities, focused on near term infrastructure-led oil exploration and longer term gas and LNG developments. Management’s ongoing focus on disciplined capital allocation enabled investment in these compelling growth projects, with expected production growth of around 50% from 2022 to 2024, alongside continued debt paydown (>$400 million in 2022), which further enhances the financial resilience of the company.
We believe that our compensation program continues to strike the appropriate balance between short-term and long-term incentives for our management team. Going forward, we remain focused on effective ways to maximize retention and stockholder alignment with the goal of ensuring that our compensation decisions align with investor expectations. In that regard, we expect to continue our practice of delivering a significant portion of our executives’ overall compensation in the form of long-term equity incentive awards, which we believe are a critical tenet of our pay-for-performance philosophy and align our executives’ interests with those of our stockholders.
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EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
The key elements of our executive compensation program for 2022 are set forth below. For additional details on the elements of our executive compensation program, see “—Elements of our Executive Compensation Program” below.

2022 Business Highlights
2022 was a year of operational and financial delivery for Kosmos which saw continued progress in the execution of the company’s differentiated strategy. We remained dedicated to increasing future long-term value for our stockholders by focusing on the delivery of key strategic priorities during the year: (1) conducted safe and reliable operations across the portfolio; (2) delivered robust production performance; (3) advanced Phase 1 of the Tortue LNG project in Mauritania & Senegal to approximately 90% complete at year end, as well as advancing our other important development projects at Jubilee Southeast in Ghana and Winterfell in the U.S Gulf of Mexico; and (4) strengthened our balance sheet, improved liquidity and achieved our year end leverage target of <1.5x.
In that regard, we have highlighted below key safety, financial and operational results for 2022 that we believe position the Company for ongoing value creation.
Safety
■	Delivered best-in-class safety performance with zero lost time or recordable incidents while employing approximately 1.0 million man hours on Kosmos operated activities.
  2023 Proxy Statement | 35

EXECUTIVE COMPENSATION
Financial
■	Record revenue of approximately $2.3 billion and correspondingly robust EBITDAX
■	Generated strong free cash flow
■	Reduced debt by over $400 million, which helped to achieve target leverage of 1.5x by year end
■	Continued to strengthen the balance sheet, increasing liquidity to around $1 billion at year end
■	Completed payback on the acquisition of OXY’s interests in Ghana in approximately 14 months
Operational
■
Total production from the Company’s three production hubs in Ghana, Gulf of Mexico, and Equatorial Guinea of approximately 64,000 barrels of oil equivalent per day, in line with company guidance for the year

■	Progressed Phase 1 of the Greater Tortue Ahmeyim project to approximately 90% complete at year-end 2022, with several key milestones achieved during the year
■	In Ghana, we drilled three wells in Jubilee Southeast with positive initial results
■	2P reserve base of approximately 550 million barrels of oil equivalent at year-end of 2022, with a reserves to production life of over 20 years (107% organic reserves replacement)
■	Continued ESG progress was recognized by MSCI, a leading ESG rating agency, with its highest AAA rating
2022 Key Compensation Decisions
We believe our executive compensation program provides effective incentives to our named executive officers to lead the Company to achieve industry-leading strategic, financial and operational performance and to position the Company for future value creation for our stockholders.
With the help of its external, independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), our Compensation Committee carefully considered the relevant external and internal economic and business factors affecting named executive officer pay for 2022.
Our Compensation Committee awarded the majority of named executive officer compensation opportunity in the form of “at-risk”, performance-based compensation. This strategy recognizes the evolution of the Company, the volatile state of the oil and gas industry, and the competitive market for talented executives. Through this strategy, our named executive officers remain strongly aligned with the long-term interests of our stockholders.
After a comprehensive review and evaluation of our executive compensation program, the Compensation Committee made the following key executive compensation decisions for 2022, all of which were focused on strong performance accountability that directly links pay with performance, while ensuring that we remain competitive for attracting and retaining key talent.
■
Base Salaries: In early 2022, the Compensation Committee reviewed the base salaries paid to each of our named executive officers and determined to increase each of their base salaries by 4.5% based on a review of recent market data, inflation and their future anticipated contributions to the Company’s success.

■
Annual Cash Bonuses: Following the end of the 2022 performance year, based on the Company’s achievement of certain key KPIs and significant other successes, we awarded 2022 annual cash bonuses to our named executive officers at or above target performance levels. See “—Analysis of 2022 Executive Compensation Decisions—Annual Cash Bonus” below for more details.

■	Annual Equity Awards: In January 2022, consistent with the Compensation Committee’s historical pay for performance philosophy, we granted approximately 2/3 of our named executive officers’ equity
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EXECUTIVE COMPENSATION
incentive awards in the form of performance-vesting restricted share unit (“PSU”) awards, with approximately the remaining 1/3 granted in the form of service-vesting restricted share unit
(“RSU”) awards.

See “—Analysis of 2022 Executive Compensation Decisions—Equity Awards” below for more details.
Compensation Philosophy
Compensation Objectives
Our executive compensation program is designed to:
■	attract, retain and motivate talented and experienced executives in the highly competitive oil and gas industry;
■	reward individual and corporate performance;
■	align the interests of our executives and stockholders by providing a substantial portion of the executives’ compensation in the form of long-term equity-based awards granted under our Long Term Incentive Plan (“LTIP”); and
■	motivate and reward our executives to manage our business to meet our long-term objectives and increase stockholder value.
Compensation Practices
We follow sound compensation practices to support our compensation objectives and align our executive compensation program with the interests of our stockholders.
Elements of Our Executive Compensation Program
Since our inception, our executive compensation program has consisted primarily of base salaries, annual cash bonuses and long-term equity incentive awards. For each of these elements, we take into account the practices of our industry peers. We expect that these will remain the principal elements of our executive compensation program going forward—although the relative proportions of each element, and the specific plan and award designs, will continue to evolve to support the strategy of the Company. Each element of our executive compensation program is described in more detail as follows:
Element		Objective and Basis
Variable Compensation	Equity incentive awards	■	Link interests of executive officers and stockholders, as the ultimate value realized depends on share price performance over the long term.
		■	Require comparable or superior share performance relative to industry peers.
		■	Encourage retention due to the multi-year service condition.
	Annual cash bonus	■	Motivate and reward Company and individual performance for the year.
■
Tie bonus amounts payable to our named executive officers to the Compensation Committee’s quantitative and qualitative assessment of the achievement of “key performance indicators”, general Company performance and individual performance goals.

  2023 Proxy Statement | 37

EXECUTIVE COMPENSATION
Element		Objective and Basis
Fixed Compensation	Base salary	■	Competitive for each role, taking into account experience and level of responsibility in companies of similar size, complexity and stage of development.
		■	A basic fixed component, which comprises a relatively modest portion of overall compensation.
Employee Benefits	Retirement Plans	■	We do not provide any supplemental executive defined benefit retirement plans.
		■	Our executive officers are eligible to participate in our 401(k) plan on the same basis as our employees generally.
	Health and Welfare Benefits	■
Our named executive officers (along with other employees at the level of Vice President and above) are entitled to the same health and welfare benefits during employment that are offered to U.S.-based employees generally, except that they are also entitled to executive long-term care, executive supplemental disability income insurance, up to $5,000 reimbursement for financial planning services and payment of premiums for executive life insurance. Our Senior Vice Presidents and above (which includes our named executive officers) are also entitled to annual executive physicals.

Base salaries represent a relatively modest percentage of total compensation. Our executives have the opportunity to earn a significant portion of their compensation in the form of variable (or “at-risk”) incentive compensation. The portion of each compensation element as a percentage of total direct compensation paid in respect of 2022 to our CEO and the average of such compensation paid to our other named executive officers was as follows:

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EXECUTIVE COMPENSATION
Executive Compensation Procedures
Role of the Compensation Committee
Our Compensation Committee is responsible for the approval, evaluation and oversight of our executive officer compensation and equity incentive compensation plans, policies and programs. Compensation Committee members discuss compensation matters with each other outside regularly scheduled meetings. The Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee when it deems it appropriate and in the best interests of the Company. The Compensation Committee may also delegate to one or more officers of the Company the authority to make equity grants to employees other than our executive officers under the LTIP. As Chair of the Compensation Committee, Mr. Ogunlesi reports to the full Board regarding compensation matters.
The Compensation Committee meets outside the presence of our Chief Executive Officer and our other named executive officers to consider the appropriate compensation for our Chief Executive Officer. The Compensation Committee analyzes the performance of our Chief Executive Officer and determines his base salary, any annual cash bonus and any grant of equity-based awards. For all other named executive officers, the Compensation Committee meets outside the presence of the named executive officers, except our Chief Executive Officer. Our Chief Executive Officer reviews the performance of each named executive officer (other than himself) with the Compensation Committee and makes recommendations to the Compensation Committee on the appropriate base salary, any annual bonus and any grant of equity-based awards. Our Chief Executive Officer has no role in the decision-making process for determining his compensation. For more on the Compensation Committee’s responsibilities, see “Board of Directors, Board Meetings and Committees—Committees of the Board of Directors—Compensation Committee” above.
Role of Compensation Consultant
Since 2011, the Compensation Committee has engaged Meridian to provide independent advice on executive compensation trends and issues, compensation practices within the oil and gas industry, and the design and structure of our executive compensation programs. Meridian has also provided similar information and input regarding outside director compensation.
Meridian reports directly and exclusively to the Compensation Committee, and at the Compensation Committee’s direction Meridian works with management to review or prepare materials for the Compensation Committee’s consideration. Meridian did not provide any other services to the Company or our management in 2022. Meridian participated in several conversations with the Compensation Committee and Committee Chair in 2022 and early 2023 and developed materials for the Compensation Committee’s consideration at meetings.
Meridian provided current information on industry compensation trends and practices and their application to Kosmos for the Company and the Compensation Committee to consider regarding compensation levels and incentive compensation design. Meridian provided an update to the Compensation Committee concerning recent executive compensation trends in the oil and gas exploration and production industry as context for the Compensation Committee’s annual compensation review.
For 2022, Meridian provided the Compensation Committee with information necessary for an evaluation of its independence in accordance with Section 10C-1 of the Exchange Act to determine whether a potential conflict of interest might arise in connection with advising the Compensation Committee. After reviewing the information provided, the Compensation Committee concluded that the advice provided by Meridian is independent and no conflicts or potential conflicts of interest exist.
  2023 Proxy Statement | 39

EXECUTIVE COMPENSATION
Compensation Benchmarking
The Compensation Committee occasionally uses industry peer compensation data as a reference for pay levels and practices and considers such data relevant to, but not determinative of, its consideration of overall executive compensation matters.
In 2022, Meridian referenced compensation data collected in its proprietary industry survey of 38 North American exploration and production companies, and policies and practices researched across the industry in general. For a list of the surveyed companies, see Annex A to this Proxy Statement.
The Compensation Committee has noted that surveyed industry companies vary in size and scope, operate in different geological basins and generally have less focus on deepwater operations than does Kosmos. In general, Kosmos competes with these companies for talent, and the Committee believes that they are currently appropriate for executive compensation comparison. When considering executive compensation decisions, the Committee takes into consideration the differences and similarities between Kosmos and any data from the surveyed companies.
Advisory Vote to Approve Named Executive Officer Compensation
At our 2022 annual stockholders meeting, approximately 98% of votes cast, on an advisory basis, were in favor of our named executive officer compensation. As such, the Compensation Committee believes that our stockholders are largely satisfied with our existing named executive officer compensation program. Based on this result and our ongoing review of our compensation policies and decisions, we believe that our existing compensation program effectively aligns the interests of our named executive officers with stockholder interests and our long-term goals.
Nevertheless, we continually consider ways to modify our executive compensation program to strengthen this alignment of interests.
Our stockholders will have an opportunity again this year to vote, on an advisory basis, on our named executive officer compensation. The Compensation Committee will carefully consider the results of this year’s stockholder vote, along with all stockholder views on our compensation programs that are communicated to us, when making future compensation decisions for our named executive officers.
Analysis of 2022 Executive Compensation Decisions
Equity Incentive Awards
Equity Compensation Overview
Our equity compensation program is designed to align our executives’ interests with those of our stockholders by motivating our executives to contribute significantly to the Company’s success and to create long-term stockholder value. We believe that a performance-driven, team-based culture is crucial to our future success. Therefore, we grant equity awards to all of our U.S.-based employees to align their interests with those of our stockholders and to expose them to the same upside and downside risks as our stockholders.
We have historically granted equity awards under our LTIP in the form of RSUs and PSUs. We believe that these equity awards incentivize our employees to work toward our continued success and motivate their retention with the Company. The awards align the interests of our employees with those of our stockholders, as the ultimate value received depends on the share price on the vesting date and, in the case of PSUs, the level of attainment of the multi-year relative total shareholder return (TSR) performance goal. In addition, while grants of RSUs do not have explicit performance-vesting conditions, due to the nature of the risks of the industry in which we operate, the ultimate value realized from RSUs depends significantly on our future operating performance and increases in our share price.
We typically grant equity awards as part of our annual and new hire equity grant process. Our Compensation Committee grants annual equity awards in January of each year, which enables our Compensation Committee to make comprehensive compensation decisions for our executives after the end of each year (contemporaneous with decisions regarding the payment of annual bonuses and any base salary adjustments).
All of the outstanding equity awards held by our named executive officers are subject to our Compensation Recoupment Policy (discussed in more detail in “—Compensation Recoupment Policy” below).
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EXECUTIVE COMPENSATION
2022 Annual Equity Awards
The Compensation Committee’s overall approach to equity incentive compensation in 2022 continued to place a strong emphasis on pay for performance by granting a significant portion of equity incentive awards in the form of PSUs that are subject to achievement of a three-year relative TSR performance goal, which the Compensation Committee believes closely aligns our named executive officers’ interests with those of our stockholders and complements the KPIs used for purposes of determining payouts under our 2022 annual cash bonus program.
In 2022, we granted annual equity awards to our named executive officers, with approximately 2/3 of such annual equity awards granted in the form of PSUs and approximately 1/3 granted in the form of RSUs.
RSUs. RSUs are inherently aligned with the interests of our stockholders because their ultimate value is directly linked to future appreciation in our share price. RSUs also increase the retentive value of our overall executive compensation program. The annual RSU awards granted to our named executive officers in 2022 vest one-third each year over three years based on continued service.
PSUs. The PSUs granted in 2022 vest at the end of a three year performance period (as specified below) based on achievement of a specified relative TSR performance goal. The attainment of the performance condition will be determined at the end of the three-year performance period based on our TSR as compared to the TSR of a specified group of industry “performance peer” companies (listed below).
Achievement of the TSR performance goal is fixed for both the top two and bottom two TSR ranking positions. For all other TSR ranking positions, the performance condition attainment will be interpolated based on the Company’s TSR performance relative to the difference between the TSR of the second best and second worst performing peer companies. For these purposes, TSR will continue to be determined as the percentage by which the average closing price of a share of Kosmos or a share of a performance peer company on each of the 30 trading days ending on the last day of the performance period is more or less than the average closing price of the share on each of the 30 trading days ending on the first day of the performance period, plus the amount of any dividends or distributions that are declared during the performance period. The Compensation Committee believes this structure ensures that payouts of PSU awards accurately reflect relative performance that considers the size of absolute differences between our TSR and the TSR of the performance peer companies beyond just percentile rank.
The performance goal for the performance awards granted to our named executive officers in 2022 will be attained based on the ranking of our TSR performance and the TSR itself relative to the TSR of our peer companies during the performance period commencing January 3, 2022 and ending January 3, 2025, as follows:
Relative TSR (Ranking)	Performance Goal Attainment
1st (highest)	200%
2nd highest	175%
3rd highest – 3rd lowest (“Middle Zone”)	*
2nd lowest	25%
Lowest	0%
*
If Kosmos’ TSR ranking is in the “Middle Zone”, the percentage at which the performance goal will be deemed attained will be interpolated for performance between 25% and 175% based on the proportional position of Kosmos’ TSR between the TSR of the performance peer company with the 2nd highest ranking and the TSR of the performance peer company with the 2nd lowest ranking. If there are less than four performance peer companies on the last day of the performance period, the Compensation Committee will make such adjustments to the composition of the Middle Zone as it deems necessary or appropriate.

To the extent that the performance goal is attained above the 100% target performance level, our Compensation Committee, in its sole discretion, may provide for settlement of any such above-target portion of the PSU awards in cash in lieu of shares. This discretion to settle the PSUs in cash is intended to provide our Compensation Committee flexibility to preserve shares under the LTIP for future new hire and annual equity awards and to reduce dilution to stockholders.
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The eight industry performance peer companies for PSUs granted to our named executive officers in 2022 are listed below. Unless otherwise determined by the Compensation Committee, if a peer company is no longer publicly traded on the last day of the performance period, it will be removed from the group of performance peers and will not be replaced. These companies were selected because they are the oil and gas exploration and production companies most like Kosmos in terms of geographic reach, development stage, and who potentially compete with the Company for executive talent.
2022 PSUs: Performance Peer Companies
Africa Oil Corp.	Aker BP ASA
Capricorn Energy plc	Genel Energy plc
Harbour Energy Plc	Murphy Oil Corporation
Talos Energy Inc.	Tullow Oil plc
To receive any payout under the RSUs and PSUs, our named executive officers and other employees generally must remain employed with us through the vesting date and, in the case of PSUs, the TSR performance condition must be satisfied. However, the awards are subject to accelerated vesting under specified circumstances (see “2022 Compensation—Potential Payments Upon Termination or Change in Control” below). Our outstanding equity awards generally vest on a “double-trigger” basis in connection with a change in control—i.e., the awards accelerate in connection with a change in control if a qualifying termination of employment occurs on or within one year after the change in control—which we believe further aligns our equity compensation program with the interests of our stockholders. Our CEO has certain enhanced protections for his equity awards in connection with a change in control, as described in more detail in “2022 Compensation—Potential Payments Upon Termination or Change in Control—Equity Awards” below.
For details on the outstanding equity awards granted to our named executive officers in 2022 and prior years, including the numbers of shares, dollar values, vesting schedules and acceleration and forfeiture provisions, see the tables and narrative under “2022 Compensation” below.
2020 PSU Award Payouts
The three-year performance period applicable to the PSUs granted to each of our NEOs on January 31, 2020 concluded on January 2, 2023 and resulted in a payout level at 143.1% of target. In connection with the discretion provided to it under the 2020 PSU awards, the Compensation Committee determined to settle the above-target portion of the 2020 PSUs in cash in order to preserve shares under the LTIP for future new hire and annual equity awards and to reduce dilution to stockholders. Accordingly, upon settlement of the 2020 PSUs, Mr. Inglis received 301,500 shares and $1,027,881, Mr. Shah received 100,500 shares and $342,630, Mr. Ball received 146,875 shares and $500,727, Mr. Clark received 146,875 shares and $500,727 and Mr. Doughty received 106,000 shares and $361,376.
Annual Cash Bonuses
Each year, the Compensation Committee establishes an annual cash bonus program for eligible employees (including our named executive officers). The base bonus pool under the annual cash bonus program is determined by reference to the aggregate amount of each eligible employee’s target bonus opportunity. The actual bonus pool is determined by the Compensation Committee based on its holistic quantitative and qualitative assessment of the level of achievement of Company “key performance indicators” (which we refer to as “KPIs”), as well as overall Company financial and operating performance. The KPIs, which are all weighted equally for performance and bonus determinations, are established by the Compensation
Committee at the beginning of each year and are derived from our strategic and operational plan and demonstrate year-over-year improvement. Actual individual bonus amounts are then determined by the Compensation Committee based on its review and assessment of individual performance (taking into account our Chief Executive Officer’s assessment of individual performance of each executive, other than himself). The bonus range for each named executive officer was 0% − 200% of the executive officer’s target bonus opportunity. For information on each of our named executive officers’ target and maximum annual
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bonus opportunity established by the Compensation Committee at the beginning of 2022, see the “2022 Grants of Plan Based Awards” table below.
The base bonus pool for each performance year (which we refer to as the “Base Bonus Pool”) is determined with reference to the aggregate target bonus of all bonus eligible employees. The actual bonus pool available for bonus payments with respect to all employees of the Company for the applicable performance year (which we refer to as the “Actual Bonus Pool”) may be funded up to 120% of the Base Bonus Pool if all KPIs are achieved, as determined by our Compensation Committee based on its quantitative and qualitative assessment of the level of achievement of the KPIs and overall Company financial and operating performance. Actual individual bonus amounts payable to our named executive officers were then determined based on the Compensation Committee’s review and assessment of the individual performance (taking into account our Chief Executive Officer’s assessment of individual performance of each executive, other than himself). The actual aggregate amount of cash bonuses paid to all of our employees, including our current named executive officers, for any performance year cannot exceed the Actual Bonus Pool approved by our Compensation Committee for such year.
In January 2023, the Compensation Committee reviewed a comprehensive report prepared by management summarizing the Company’s performance against the pre-established 2022 KPIs and the Company’s strategic, financial, exploration, development and production performance.
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The KPIs for the 2022 performance year, as assessed by the Compensation Committee in January 2023, are set forth in the table below.
2022 Key Performance Indicators
KPI	Level of Achievement	Commentary
Building a Sustainable Business – ESG Goals
Zero anticorruption violations	Achieved	Continued to satisfy anticorruption compliance requirements via proactive diligence and training, and constant compliance vigilance.
Deliver Health, Safety, Environment and Sustainability (HSES) plan targets	Exceeded	Delivered all five HSES plan targets, and exceeded safety goals with zero lost time or recordable incidents.

Further establish Kosmos credentials as a leader in sustainability through enhanced transparency and clear targets

■  Publish a TCFD-aligned Sustainability Report in 1H 2022

■  Operated and Non-Operated Scope 1 and 2 emissions – develop pathway to accelerate delivery of net zero gross operated emissions target and develop approach to verify and set an equity emissions reduction target

■  Scope 3 emissions – Conduct materiality assessment of Scope 3 categories, calculate material Scope 3 emissions, determine projected Scope 3 emissions impact of Tortue and potential portfolio changes out to 2030, consider Scope 3 targets, including an intensity reduction target
Achieved

2021 Sustainability Report published in May 2022.

Developed pathway to accelerate delivery of net zero gross operated emissions target by securing sufficient quality carbon offsets to maintain Neutrality through 2030 (based on the Company’s current Long Range Plan) and developed an approach to verify and set an equity emissions reduction target.

All assessments, calculations and projections completed. Targets for equity emissions developed and expected to be announced in the Company’s 2022 Sustainability Report due to be published in 2023

Enhance the well-being and engagement of our staff (as measured through the Work Force survey)	Achieved	Improved the well-being and engagement of our staff as evidenced by our improved annual Work Force survey scores for these areas.
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Deliver Operational Milestones
Ghana Business Unit	Maximize production and optimize voidage replacement from sustained gas export and water injection reliability	Achieved	Maximized production performance and optimized voidage replacement through high facilities uptime from both fields.
	Ensure Jubilee South East development remains on-time and on-budget to deliver production growth in 2023	Achieved	Jubilee South East development remained on track to deliver first production in mid-2023 and within budget.
	Support operator in delivery of the Tullow-led operating model for the Jubilee FPSO without impact to safety and operational delivery	Achieved	Handover of Operating and Maintenance (O&M) management on the Jubilee FPSO from MODEC to Tullow safely completed in July 2022 with high subsequent reliability and operational delivery.
Gulf of Mexico Business Unit	Operated activity: Ensure safe and efficient drilling/completion of Kodiak-3ST well (online 3Q 2022)	Not Achieved	Kodiak-3ST brought online in 3Q 2022 with no safety incidents but well productivity/skin issues have developed.
	Non-Operated activity: Rigorous assurance of the operator’s plans, costs and execution of Winterfell appraisal/development	Achieved	Dedicated well engineering team rigorously reviewed the operator’s Winterfell development plans and corresponding costs; Field development plan approved by partners in September 2022.
	High-grade two infrastructure-led exploration (ILX) prospects for drill-readiness in 2023	Achieved
Tiberius ILX prospect was identified and drill-readiness progressed for planned spud in 2H 2023. Lisbon ILX prospect also progressed but ultimately removed from the plan as a result of high-grading capital allocation in 2023.

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Equatorial Guinea/Sao Tome and Principe Business Unit	Maximize production and increase reliability through the optimization program	Achieved	Strong facilities uptime with Ceiba ~91% and Okume ~95%. Second ESP conversion (OF-11) currently producing ~2,300 bopd. Okume mud acid stimulation campaigns completed - current uplift ~1,000+ bopd.
	Reach agreement with Government of Equatorial Guinea to extend Block G license, aligned with commitments to in-Board exploration	Achieved	Successful extension of the Block G Ceiba and Okume production licenses to 2040 adding ~$100 million in NPV and 6 MMbbl in 2P reserves; Akeng Deep ILX test agreed for 2024.
Mauritania/Senegal Business Unit	Greater Tortue Ahmeyim (GTA) – Ensure Phase 1 remains on time and budget to deliver first gas in 3Q 2023; finalize expansion plans with the Operator to support Phase 2 FID in 2022	Not Achieved
Phase 1 ~90% complete at the end of December 2022, however budget increased due to COVID-19, supply chain constraints, and inflation; Phase 1 first gas is expected in 4Q 2023; Phase 2 concept selection was delayed and not agreed until 1Q 2023.

Manage Costs
Net Cash General and Administrative (G&A)(1) expense of $67 million		Achieved	Net Cash G&A(1) of $66 million.
Total Capital Expenditure (CapEx) of $733 million(2)		Partially Achieved
Total CapEx of $734 million. Base business CapEx was below budget but Mauritania | Senegal CapEx was in excess of budget due to inflation pressure on GTA Phase 1 costs. The Company also incurred an additional $17 million in acquisitions not contemplated in the budget associated with additional Kodiak and Winterfell interests in the U.S. Gulf of Mexico and the Block G license extension in Equatorial Guinea.

Deliver 2022 Corporate Targets and Maintain Long Term Financial Liquidity
Deliver production target of 67-72 Mboepd(2),(3) and corresponding EBITDAX(4) of $1,000 – 1,200 million(2),(3) at $65/bbl Brent		Achieved	Delivered 2022 production of 63.6 Mboepd(3). EBITDAX of $1,436 million delivered at average $100/bbl Brent.
Deliver positive free cash flow (FCF)(5) at $65/bbl Brent		Achieved	Delivered positive FCF(5) at $65/bbl Brent; approximately $343 million for the year at realized prices.
Maintain long-term financial strength through refinancing of the Company’s revolving credit facility (RCF) and continuing a disciplined hedging program		Achieved	RCF refinancing completed and disciplined hedging program executed.
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Accelerate Strategic Delivery
Mature accretive M&A opportunities that accelerate strategic delivery	Achieved	Completed acquisitions of additional interests in the Kodiak and Winterfell fields in the U.S. Gulf of Mexico.
(1)	“Net Cash G&A” is a non-GAAP financial measure that represents G&A excluding non-cash equity-based compensation expense.
(2)
Total CapEx target was adjusted to $701 million, production target was adjusted to 63-68 Mboepd and EBITDAX target was adjusted to $900 – 1,000 million following completion of Tullow pre-emption process for the Oxy Ghana transaction.

(3)	Excluding impact of acquisitions.
(4)
“EBITDAX” is defined in the Company’s 2022 Annual Report on Form 10-K. EBITDAX for FY 2022 reflects pro forma adjustments made to reflect the interests sold in Ghana that were associated with the Ghana pre- emption and the acquisition of additional interests in Kodiak during the year.

(5)
“Free Cash Flow” is a non-GAAP financial measure that represents net cash provided by operating activities less Oil and gas assets, Other property, and certain other items that may affect the comparability of results and excludes non-recurring activity such as acquisitions, divestitures and National Oil Company (“NOC”) financing. NOC financing refers to the amounts funded by Kosmos under the Carry Advance Agreements that the Company has in place with the national oil companies of each of Mauritania and Senegal related to the financing of the respective national oil companies’ share of certain development costs at Greater Tortue Ahmeyim.

In evaluating the Actual Bonus Pool for the 2022 performance year, the Compensation Committee considered the Company’s strategic, financial and operating performance, including best in class safety performance, robust production growth, a strengthened balance sheet and healthy liquidity and the continued advancement of Phase 1 of the Tortue LNG project to approximately 90% complete at year end. As a result, the Committee approved the Actual Bonus Pool for 2022 at 107% of the Base Bonus Pool.
In determining the individual bonus award for each of our current named executive officers for 2022 payable from the 2022 Actual Bonus Pool, the Compensation Committee considered each executive’s individual contributions, including strategic initiatives, financial performance, operating performance and organizational leadership.
The table below sets forth our current named executive officers’ target and maximum bonus opportunities for 2022, along with the actual amounts of the bonuses that they received for 2022 based on the achievement of the KPIs and Company described above:
Name	Target Bonus Opportunity ($)	Maximum Bonus Opportunity ($)(1)	Actual 2022 Bonus ($)
Andrew G. Inglis	1,074,272	2,148,544	1,879,977
Neal D. Shah	574,750	1,149,500	1,149,500
Christopher J. Ball	663,713	1,327,426	663,713
Richard R. Clark	698,842	1,397,684	559,074
Jason E. Doughty	365,713	731,426	639,998
(1)	The amounts in this column represent 200% of each named executive officer’s target bonus opportunity.
Base Salary
Base salary is the sole fixed component of our executive compensation program and represents a relatively modest portion of our named executive officers’ total compensation package, offering them a measure of certainty and predictability. We generally review salary ranges and individual salaries for our named executive officers annually. We establish the base salary for each named executive officer based on our review of pay levels across industry peers and business requirements for certain skills, individual experience and contributions, as well as the roles and responsibilities of the executive. We believe competitive base salaries are necessary to attract and retain an executive management team with the
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appropriate abilities and experience required to lead us and execute our strategy.
Our named executive officer salaries are intended to be competitive with those of our industry peers. We do not have a prescribed policy or broadly applied guideline for how salaries should compare to external survey data. Base salaries are subject to change if, among other reasons, the executive’s experience or responsibilities change materially or there are changes in the competitive market environment.
In early 2022, the Compensation Committee reviewed the base salaries paid to each of our named executive officers. The Compensation Committee approved a 4.5% increase in the base salaries of our named executive officers based on each executive’s performance and available market data, as set forth in the table below.
Name	2021 Base Salary	2022 Base Salary
	($)	($)
Mr. Inglis	1,028,012	1,074,272
Mr. Shah	550,000	574,750
Mr. Ball	615,652	663,713
Mr. Clark	668,749	698,842
Mr. Doughty	466,620	487,618
Benefits and Perquisites
Our named executive officers are entitled to the same health and welfare benefits as our employees generally, including medical, prescription drug, dental and vision insurance and relocation benefits and are also entitled to annual executive physicals, financial and tax planning services and payments of premiums for supplemental health and welfare benefits. Our named executive officers are eligible to participate in our tax-qualified 401(k) plan on the same basis as our employees generally and are not entitled to any supplemental executive retirement benefits.
Under the 401(k) plan, the Company matches 100% of an employee’s elective deferrals up to a specified percentage of eligible compensation (8% in 2022), subject to applicable limitations under the Internal Revenue Code. For details and the amounts of such benefits, see the “All Other Compensation” column of the 2022 Summary Compensation Table and the accompanying footnotes below.
Deferred Compensation Program
The Company does not currently maintain any non-qualified deferred compensation plan. The Company previously maintained a non-qualified deferred compensation plan pursuant to which each member of our Senior Leadership Team (including our named executive officers) and executives at the level of senior vice president or above were eligible to defer up to 50% of his or her base compensation and 100% of his or her annual cash bonus compensation on a pre-tax basis, with the Company providing a matching contribution on the first 8% deferred by each executive.
On January 20, 2022, the Compensation Committee approved the termination of the deferred compensation plan, with any remaining benefits and obligations under the plan to be paid out in full within approximately 24 months following the termination date.
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Termination and Change in Control Benefits
■
Equity Awards: The vesting of the equity awards held by our named executive officers accelerates in connection with specified terminations of employment or a change in control. See “2022 Compensation—Potential Payments Upon Termination or Change in Control” below.

■
Offer Letters: The offer letter agreements we have entered into with each of our named executive officers (other than Messrs. Clark and Shah) provide for specified termination payments and benefits. See “2022 Compensation—Potential Payments Upon Termination or Change in Control—Offer Letters” below.

■	Severance Policy: We maintain a change in control severance policy that is designed to encourage continuity of management and other employees after a “change in control” (as defined in the LTIP). The policy provides severance benefits to regular full-time U.S. employees (including our NEOs) whose employment is terminated in connection with a change in control. Our named executive officers are not covered by any severance policy or program for terminations that occur other than in connection with a change in control. For more information on our change in control severance policy, see “2022 Compensation—Potential Payments Upon Termination of Change in Control—Severance Policy” below.
Compensation Recoupment Policy
Under our Compensation Recoupment Policy, in the event the Company is required to restate its financial results in order to correct a material error, our Compensation Committee may recoup, on a pre-tax basis, certain incentive-based compensation from our executive officers to the extent the amount of such compensation actually paid to the executive exceeds the amount that would have been paid if calculated based on the financial restatement. In addition, in the event an executive officer engages in certain specified acts of misconduct, the Compensation Committee may recoup, on a pre-tax basis, certain incentive-based compensation and other compensation (including service-vesting equity awards and discretionary cash bonuses) that was paid to such executive within three years prior to the date of such misconduct (or, if later, the date the Compensation Committee discovers such misconduct).
The Compensation Committee reviews this policy from time to time, and the Committee will review it following the New York Stock Exchange’s adoption of final listing standards in connection with the SEC’s recent adoption of final rules under the Dodd-Frank Act regarding incentive-based compensation recoupment.
Share Ownership Guidelines
Under our share ownership guidelines, each of our executive officers is required to own, within five years following his or her hire or promotion date, common shares of the Company having an aggregate value at least equal to the multiple of his or her annual base salary, as follows:
Position	Multiple of Annual Base Salary
Chief Executive Officer	6x
Other Executive Officers	3x
Shares owned directly or indirectly (including shares received upon settlement of an equity award) and service-vesting restricted shares and share-settled RSUs are counted for purposes of satisfying our Share Ownership Guidelines. However, shares underlying restricted shares or RSUs that are subject to performance-based vesting conditions that have not yet been satisfied will not be counted for purposes of satisfying the ownership guidelines.
As of December 31, 2022, all of our executive officers were in compliance with the share ownership guidelines.
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Policy Prohibiting Hedging Transactions
Our Dealing Policy prohibits our employees, including our named executive officers, from engaging in speculative transactions in the Company’s securities, including short sales and, unless our General Counsel provides prior written authorization, publicly traded options and margin accounts.
During the past five years, none of our named executive officers have engaged in any such hedging transactions with respect to any Company securities.
Compensation Risk Assessment
Our management team has reviewed our compensation policies and practices for all of our employees with our Compensation Committee. We believe that the following factors mitigate any potential risks: balanced pay mix; diversified performance metrics; emphasis on long-term equity incentive compensation tied to service and performance conditions; the overall amount of compensation and internal control and oversight by the Compensation Committee and our Board.
The Compensation Committee has determined, based on this review, that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
The Compensation Committee takes into consideration the accounting and tax implications of our compensation and benefit programs, including with respect to the federal income tax deductibility of compensation under Section 162(m) of the Internal Revenue Code (the “Code”).
In the exercise of its business judgment, and in accordance with its compensation philosophy, the Compensation Committee continues to have the flexibility to award compensation that is not deductible under Section 162(m) if it determines such award is in our stockholders’ best interests.
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Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A with our management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Respectfully submitted by the Compensation Committee of the Board,

Adebayo (“Bayo”) O. Ogunlesi, Chair Sir Richard Dearlove Steven M. Sterin
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2022 Compensation Tables
The following tables contain information about the compensation we provided for 2022, 2021 and 2020 to our 2022 named executive officers.
2022 Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Non-Equity Incentive Compensation ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Andrew G. Inglis Chairman and Chief Executive Officer	2022	1,074,272	—	1,879,977	4,859,920	57,848	7,872,017
	2021	1,028,012	—	1,500,000	3,658,925	50,993	6,237,930
	2020	1,028,012	—	—	3,636,630	58,059	4,722,701
Neal D. Shah Senior Vice President and Chief Financial Officer	2022	574,750	—	1,149,500	2,733,705	36,189	4,494,144
	2021	550,000	—	1,100,000	1,841,810	34,799	3,526,609
	2020	460,000	—	—	1,212,210	34,581	1,706,791
Christopher J. Ball Senior Vice President and Chief Commercial Officer	2022	663,713	—	663,713	2,490,709	42,846	3,860,981
	2021	615,652	—	976,718	2,115,510	36,743	3,744,623
	2020	615,652	—	—	1,776,638	63,451	2,455,741
Richard Clark Senior Vice President and Head of Gulf of Mexico Business Unit	2022	698,842	—	559,074	1,694,897	56,508	3,009,321
	2021	668,749	—	668,749	2,115,510	93,204	3,546,212
	2020	668,749	—	—	1,776,638	49,927	2,495,314
Jason E. Doughty Senior Vice President and General Counsel	2022	487,618	—	639,998	1,694,897	41,124	2,863,637
	2021	466,620	—	612,438	1,482,631	36,574	2,598,263
	2020	466,620	—	—	1,278,182	39,276	1,784,078
(1)	The amounts in this column reflect the actual amounts of salary paid to our named executive officers in the relevant fiscal year.
(2)
Annual cash bonuses were awarded at, above or below target for 2022. For additional information, see “Compensation Discussion and Analysis—Analysis of 2022 Executive Compensation Decisions—Annual Cash Bonus” above.

(3)
The amounts in this column reflect the aggregate grant date fair values of the RSUs and PSUs granted under the LTIP in 2022 to the named executive officers, in each case, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, that the executives will realize for these awards is a function of the value of the underlying shares if and when these awards vest and, for PSU awards, the level of attainment of the applicable performance goal. The amounts for the PSU awards were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For these amounts, see the “Grant Date Fair Value of Stock and Option Awards” column of the “2022 Grants of Plan-Based Awards” table below. The following are the values of the 2022 PSU awards as of the grant date assuming attainment of the maximum level of performance: Mr. Inglis $7,386,080, Mr. Shah $4,154,670, Mr. Ball $3,785,366, Mr. Clark $2,575,895 and Mr. Doughty $2,575,895. For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)	The amounts reported for 2022 in this column for our named executive officers reflect the following:
(a)
For Mr. Inglis, includes: (i) matching contributions under the Company’s 401(k) plan ($24,400); (ii) payment of premiums for (a) executive life insurance ($11,487), (b) executive supplemental disability income insurance ($6,542) and (c) executive long-term care insurance ($4,676); (iii) the cost of an annual executive physical ($6,505); and (iv) reimbursement for financial planning services ($4,238).

(b)
For Mr. Shah, includes: (i) matching contributions under the Company’s 401(k) plan ($20,500); (ii) payment of premiums for (a) executive life insurance ($245), (b) executive supplemental disability income insurance ($3,130) and (c) executive long-term care insurance ($4,218); (iii) the cost of an annual executive physical ($3,096); and (iv) reimbursement for financial planning services ($5,000.)

(c)
For Mr. Clark, includes: (i) matching contributions under the Company’s 401(k) plan ($24,400); (ii) payment of premiums for (a) executive life insurance ($14,858), (b) executive supplemental disability income insurance ($5,233) and (c) executive long-term care insurance ($7,017); and (iii) reimbursement for financial planning services ($5,000).

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(d)
For Mr. Ball, includes: (i) matching contributions under the Company’s 401(k) plan ($24,400); (ii) payment of premiums for (a) executive life insurance ($4,235), (b) executive supplemental disability income insurance ($5,891) and (c) executive long-term care insurance ($4,217); and (iii) the cost of an annual executive physical ($4,103)

(e)
For Mr. Doughty, includes: (i) matching contributions under the Company’s 401(k) plan ($24,400); (ii) payment of premiums for (a) executive life insurance ($1,906), (b) executive supplemental disability income insurance ($5,962) and (c) executive long-term care insurance ($4,218); (iii) the cost of an annual executive physical ($4,500); and (iv) reimbursement for financial planning services ($138).

2022 Grants of Plan-Based Awards
The following table provides information on grants of plan-based awards made to our named executive officers during 2022.
Name	Grant Date	Approval Effective Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew G. Inglis	—	—	1,074,272	2,148,544	—	—	—	—	—
	01/31/2022	01/19/2022	—	—	—	—	—	264,000	1,166,880
	01/31/2022	01/19/2022	—	—	134,000	536,000	1,072,000	—	3,693,040
Neal D. Shah	—	—	574,750	1,149,500	—	—	—	—	—
	01/31/2022	01/19/2022	—	—	—	—	—	148,500	656,370
	01/31/2022	01/19/2022	—	—	75,375	301,500	603,000	—	2,077,335
Christopher J. Ball	—	—	663,713	1,327,426	—	—	—	—	—
	01/31/2022	01/19/2022	—	—	—	—	—	135,300	598,026
	01/31/2022	01/19/2022	—	—	68,675	274,700	549,400	—	1,892,683
Richard R. Clark	—	—	698,842	1,397,684	—	—	—	—	—
	01/31/2022	01/19/2022	—	—	—	—	—	92,070	406,949
	01/31/2022	01/19/2022	—	—	46,733	186,930	373,860	—	1,287,948
Jason E. Doughty	—	—	365,713	731,426	—	—	—	—	—
	01/31/2022	01/19/2022	—	—	—	—	—	92,070	406,949
	01/31/2022	01/19/2022	—	—	46,733	186,930	373,860	—	1,287,948
(1)
The amounts reported are the target and maximum annual bonuses that our named executive officers were eligible to receive for performance in respect of 2022 pursuant to our annual cash bonus plan. For additional information, see “Compensation Discussion and Analysis—Analysis of 2022 Executive Compensation Decisions—Annual Cash Bonus” above.

(2)
These amounts reflect PSUs, which are scheduled to vest between 0% and 200% of the number of shares shown in the “Target” sub-column based on attainment of both a service condition that will lapse one-third each year over three years and the specified relative TSR performance condition that will be measured on January 3, 2025. The amounts in the “Threshold” sub-column reflect the 25% of the shares shown in the “Target” sub-column that will vest on attainment of the service condition and the threshold performance level. If either the service condition or the threshold performance level is not attained, the awards will be forfeited. The amounts in the “Target” sub-column reflect the 100% of the shares that will vest on attainment of the service condition and the target performance level. The amounts in the “Maximum” sub-column reflect the 200% of the shares that will vest on attainment of the service condition and the maximum performance level. For more on the terms of these awards, see “Compensation Discussion and Analysis— Analysis of 2022 Executive Compensation Decisions—Equity Awards” above.

(3)	These amounts reflect RSUs that are scheduled to vest one-third each year over three years, based solely on service.
(4)
The amounts in this column for the RSUs reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column for the PSUs were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the values of these awards, assuming attainment of the maximum level of performance, see Footnote 3 to the “2022 Summary Compensation Table” above. The actual value, if any, that each named executive officer will realize for these PSUs is a function of the value of the shares if and when the awards vest. For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

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EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table provides information on the outstanding equity awards held by our named executive officers as of December 31, 2022.
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Andrew G. Inglis	418,498(3)	2,661,647	3,350,000(3)	21,306,000
Neal D. Shah	216,332(4)	1,375,872	1,650,000(4)	10,494,000
Christopher J. Ball	211,007(5)	1,342,005	1,829,150(5)	11,633,394
Richard R. Clark	167,777(6)	1,067,062	1,653,610(6)	10,516,960
Jason E. Doughty	146,354(7)	930,811	1,275,154(7)	8,109,979
(1)
The market values of the awards were calculated by multiplying the number of shares underlying the awards by $6.36, which was the closing price of a common share on December 30, 2022 (the last trading day in 2022).

(2)
The number of shares underlying PSU awards reflected in this table assumes attainment of the applicable specified relative TSR goal at the maximum performance level for PSU awards granted in 2020, 2021 and 2022. The actual number of shares, if any, that will vest will be based on (i) the level of achievement of the relative TSR goal as of the actual end of the performance period and (ii) satisfaction of the applicable service condition, in each case, as indicated in the footnotes below, plus the amount of any dividends or distributions that are declared on the shares during the applicable performance period. Following the end of 2022, the PSUs granted in 2020 achieved the specified relative TSR goal with a payout at 143.1% of the target number of shares (and the above-target portion thereof was settled in cash in lieu of shares). For more on the terms of outstanding equity awards granted in 2022, see “Compensation Discussion and Analysis—Analysis of 2022 Executive Compensation Decisions—Equity Awards” above.

(3)
For Mr. Inglis, consists of: (a) 49,499 shares underlying RSU awards that are scheduled to vest on January 31, 2023; (b) 104,999 shares underlying RSU awards that are scheduled to vest ratably on January 31 of each of 2023 and 2024; (c) 264,000 shares underlying RSU awards that are scheduled to vest ratably on January 31 of each of 2023, 2024 and 2025; (d) 301,500 shares underlying PSU awards (with a performance period scheduled to end on January 2, 2023 and a service condition that is scheduled to be met on January 31, 2023); (e) 837,500 shares underlying PSU awards (with a performance period scheduled to end on January 4, 2024 and a service condition that is scheduled to be met ratably on January 31 of each of 2023 and 2024); and (f) 536,000 shares underlying PSU awards (with a performance period scheduled to end on January 3, 2025 and a service condition that is scheduled to be met ratably on January 31 of each of 2023, 2024 and 2025).

(4)
For Mr. Shah, consists of: (a) 16,499 shares underlying RSU awards that are scheduled to vest on January 31, 2023; (b) 51,333 shares underlying RSU awards that are scheduled to vest ratably on January 31 of each of 2023 and 2024; (c) 148,500 shares underlying RSU awards that are scheduled to vest ratably on January 31 of each of 2023, 2024 and 2025; (d) 100,500 shares underlying PSU awards (with a performance period scheduled to end on January 2, 2023 and a service condition that is scheduled to be met on January 31, 2023); (e) 423,000 shares underlying PSU awards (with a performance period scheduled to end on January 4, 2024 and a service condition that is scheduled to be met ratably on January 31 of each of 2023 and 2024); and (f) 301,500 shares underlying PSU awards (with a performance period scheduled to end on January 3, 2025 and a service condition that is scheduled to be met ratably on January 31 of each of 2023, 2024 and 2025).

(5)
For Mr. Ball, consists of: (a) 24,374 shares underlying RSU awards that are scheduled to vest on January 31, 2023; (b) 51,333 shares underlying RSU awards that are scheduled to vest ratably on January 31 of each of 2023 and 2024; (c) 135,300 shares underlying RSU awards that are scheduled to vest ratably on January 31 of each of 2023, 2024 and 2025; (d) 146,875 shares underlying PSU awards (with a performance period scheduled to end on January 2, 2023 and a service condition that is scheduled to be met on January 31, 2023); (e) 493,000 shares underlying PSU awards (with a performance period scheduled to end on January 4, 2024 and a service condition that is scheduled to be met ratably on January 31 of each of 2023 and 2024); and (f) 274,700 shares underlying PSU awards (with a performance period scheduled to end on January 3, 2025 and a service condition that is scheduled to be met ratably on January 31 of each of 2023, 2024 and 2025).

(6)
For Mr. Clark, consists of: (a) 24,374 shares underlying RSU awards that are scheduled to vest on January 31, 2023; (b) 51,333 shares underlying RSU awards that are scheduled to vest ratably on January 31 of each of 2023 and 2024; (c) 92,070 shares underlying RSU awards that are scheduled to vest ratably on January 31 of each of

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2023, 2024 and 2025; (d) 146,875 shares underlying PSU awards (with a performance period scheduled to end on January 2, 2023 and a service condition that is scheduled to be met on January 31, 2023); (e) 493,000 shares underlying PSU awards (with a performance period scheduled to end on January 4, 2024 and a service condition that is scheduled to be met ratably on January 31 of each of 2023 and 2024); and (f) 186,930 shares underlying PSU awards (with a performance period scheduled to end on January 3, 2025 and a service condition that is scheduled to be met ratably on January 31 of each of 2023, 2024 and 2025).
(7)
For Mr. Doughty, consists of: (a) 17,383 shares underlying RSU awards that are scheduled to vest on January 31, 2023; (b) 36,901 shares underlying RSU awards that are scheduled to vest ratably on January 31 of each of 2023 and 2024; (c) 92,070 shares underlying RSU awards that are scheduled to vest ratably on January 31 of each of 2023, 2024 and 2025; (d) 106,000 shares underlying PSU awards (with a performance period scheduled to end on January 2, 2023 and a service condition that is scheduled to be met on January 31, 2023); (e) 344,647 shares underlying PSU awards (with a performance period scheduled to end on January 4, 2024 and a service condition that is scheduled to be met ratably on January 31 of each of 2023 and 2024); and (f) 186,930 shares underlying PSU awards (with a performance period scheduled to end on January 3, 2025 and a service condition that is scheduled to be met ratably on January 31 of each of 2023, 2024 and 2025).

Option Exercises and Stock Vested During 2022
The following table provides information on our named executive officers’ RSU and PSU awards that vested in 2022. We have not granted share options to our named executive officers or other employees.
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Andrew G. Inglis	393,484	1,703,786
Neal D. Shah	132,108	572,028
Christopher J. Ball	201,610	872,971
Richard R. Clark	201,610	872,971
Jason E. Doughty	145,015	627,915
(1)
The value realized on vesting of the awards was calculated by multiplying the number of shares underlying the awards that vested in 2022 by $4.33, the closing price of a share on the vesting date (or if the vesting date was not a trading day, on the trading day immediately preceding the vesting date).

2022 Pension Benefits
We do not maintain any defined benefit pension plans.
2022 Nonqualified Deferred Compensation
The Company does not currently sponsor any deferred compensation plans. The non-qualified deferred compensation plan that the Company previously provided for our executive officers was terminated effective January 20, 2022, as approved by the Compensation Committee, with liquidation of the plan to follow no later than 24 months from the date of termination.
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EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
If on December 31, 2022 we had undergone a change in control or our named executive officers’ employment had terminated under specified circumstances, each of our named executive officers would have been entitled to accelerated vesting of his equity awards on the terms summarized under “—Equity Awards” below, and to specified payments and benefits under our severance policy or their offer letters. For a summary of the terms of our severance policy and these offer letters, see “—Severance Policy” and “—Offer Letters” below.
Name	Change in Control (No Termination) ($)	Involuntary Termination in Connection with Change in Control ($)	Termination without Cause or Resignation for Good Reason (No Change in Control) ($)	Voluntary Resignation Without Good Reason Or Termination for Cause ($)	Death/ Disability ($)
Andrew G. Inglis
Equity acceleration(1)	23,967,647	23,967,647	—	—	23,967,647
Salary payments	—	4,297,088(5)	2,148,544(2)	—	—
Bonus	—	1,074,272(6)	2,148,544(2)	—	—
Benefits continuation	—	59,652(3)	59,652(3)	—	—
Outplacement services	—	20,700(4)	—	—	—
Relocation	—	—	—	—	—
Total	23,967,647	29,419,359	4,356,740	—	23,967,647
Neal D. Shah
Equity acceleration(1)	—	11,869,872	—	—	11,869,872
Salary payments	—	2,299,000(5)	—	—	—
Bonus	—	574,750(6)	—	—	—
Benefits continuation	—	19,639(3)	—	—	—
Outplacement services	—	20,700(4)	—	—	—
Relocation	—	—	—	—	—
Total	—	14,783,961	—	—	11,869,872
Christopher J. Ball
Equity acceleration(1)	—	12,975,399	—	—	12,975,399
Salary payments	—	2,654,852(5)	995,570(7)	—	—
Bonus	—	663,713(6)	—	—	—
Benefits continuation	—	—	—	—	—
Outplacement services	—	20,700(4)	—	—	—
Relocation	—	—	—	—	—
Total	—	16,314,664	995,570	—	12,975,399
Richard R. Clark
Equity acceleration(1)	—	11,584,021	—	—	11,584,021
Salary payments	—	2,795,368(5)	—	—	—
Bonus	—	698,842(6)	—	—	—
Benefits continuation	—	42,674(3)	—	—	—
Outplacement services	—	20,700(4)	—	—	—
Relocation	—	—	—	—	—
Total	—	15,141,605	—	—	11,584,021
Jason E. Doughty
Equity acceleration(1)	—	9,040,791	—	—	9,040,791
Salary payments	—	1,706,662(5)	487,618(7)	—	—
Bonus	—	365,713(6)	365,713(7)	—	—
Benefits continuation	—	59,652(3)	29,826(7)	—	—
Outplacement services	—	20,700(4)	—	—	—
Relocation	—	29,370(8)	—	—	—
Total	—	11,222,888	883,157	—	9,040,791
(1)
Each named executive officer holds RSU and PSU awards that were unvested as of December 31, 2022. Under the terms of the applicable award agreements, these awards are subject to accelerated vesting under specified circumstances. The amounts in the table are based on the closing price of a share on December 31, 2022. For PSUs, if (i) the awards remain subject to the satisfaction of the specified relative TSR goal following such termination of employment or (ii) the specified relative TSR goal is calculated based on actual achievement as of a change in control, these amounts assume maximum attainment of such goal as of December 31, 2022. See “—Equity Awards” below for more details on the circumstances under which the vesting of these awards would have accelerated.

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(2)
Represents the payment of two times Mr. Inglis’ annual base salary and annual target bonus as of December 31, 2022, payable in equal monthly installments over 24 months under Mr. Inglis’ offer letter. For additional details, see “—Offer Letters” below.

(3)	Represents a cash payment in an amount equal to the premium cost of continued healthcare coverage for 24 months under our severance policy (or, for Mr. Inglis, under his offer letter).
(4)	Represents the cost of outplacement services for 18 months under our severance policy.
(5)	Represents a lump-sum cash severance payment under our severance policy equal to 24 months of base salary plus two times the annual target bonus for such executive.
(6)	Under our severance policy, each of our named executive officers is entitled to a prorated portion of his annual target bonus for the year of termination, if not paid prior to the date of termination.
(7)
Represents payments of annual base salary for Mr. Ball (for 18 months) and Mr. Doughty (for 12 months). In addition, for Mr. Doughty, represents (i) 12 months of estimated bonus payments (based on the target amount of his bonus) and (ii) reimbursement of the cost of medical and dental insurance and each of his dependents for 12 months pursuant to his offer letter (Mr. Ball is currently on a UK Health Plan, which is not eligible for COBRA reimbursement). For additional details, see “—Offer Letters” below.

(8)
Represents reasonable and customary costs that we estimate would be incurred in moving Mr. Doughty and his family back to his former residence location, if solely as a result of a “change in control” (as defined in the LTIP and summarized below under “—Equity Awards—Definitions”), Mr. Doughty is required to relocate to a location outside of the Dallas/Fort Worth area, pursuant to the terms of his offer letter. This estimate is based on the costs incurred in moving Mr. Doughty and his family to the Dallas/Fort Worth area. For additional details, see “—Offer Letters” below.

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EXECUTIVE COMPENSATION
Offer Letters
The offer letter agreements we have entered into with each of our current named executive officers (other than Mr. Clark and Mr. Shah) provide for specified termination payments and benefits, as follows:
■
On a termination of Mr. Inglis’ employment by us without “cause” or by him for “good reason” (as such terms are defined in his offer letter and summarized below under “—Equity Awards—Definitions”), Mr. Inglis is entitled to cash severance in an amount equal to two times the sum of his base salary and target bonus (payable in equal monthly installments over 24 months) and (ii) continued medical and dental coverage for him and his dependents for 24 months, subject to his execution of a general release of claims.

■	If the employment of each of Messrs. Ball and Doughty is terminated through no fault of his own or his position is eliminated and he is not offered a comparable position in Dallas, Texas then Messrs. Ball and Doughty will receive (a) his annual base salary and (b) reimbursement of the COBRA cost of medical and dental insurance for him and his dependents, in each case for a specified period (18 months for Mr. Ball and 12 months for Mr. Doughty). Mr. Doughty will also receive 12 months of estimated bonus payments.
■
Mr. Doughty is also entitled to payment of reasonable and customary expenses associated with him and his family moving back to Houston, Texas under the circumstances described in footnote 8 to the “Potential Payments Upon Termination or Change in Control” table above.

Severance Policy
Our severance policy is designed to encourage continuity of management and other employees after a change in control. The policy provides severance benefits to regular full-time U.S. employees whose employment is terminated in connection with a “change in control” (as defined in the LTIP and summarized below) as a result of:
■	work force reduction;
■	departmental reorganization that results in job elimination;
■
departmental reorganization that results in a material diminution of the skills, requirements, aptitudes or other criteria of the position, if the employee declines an offer of continued employment in the altered position or in another position that the Company deems comparable in its reasonable discretion; or

■	relocation of the job functions outside of a 50-mile radius, if the employee is not offered employment at the new location or declines an offer of employment at the new location.
The severance policy provides for the following termination benefits:
■
a lump-sum cash severance payment in an amount determined based on the employee’s title, years of service and base salary (for our named executive officers and other members of the Company’s Senior Leadership Team, this amount equals 24 months of base salary plus two times the annual target bonus for such executive without regard to years of service);

■	a prorated portion of the employee’s target bonus for the current year, if not paid prior to the date of termination;
■	a cash payment in an amount equal to the premium cost of continued healthcare coverage for a specified period (24 months for our named executive officers);
■	outplacement services for a specified period (18 months for our named executive officers); and
■	payout of unused vacation time.
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Employees, including our named executive officers, who have a separate severance agreement may receive benefits under that agreement or the severance policy, but not both. To receive severance benefits under the severance policy, an employee must sign and not revoke a separation and release agreement in the form prescribed by the Company.
Equity Awards
RSUs
RSUs held by each of our named executive officers are scheduled to vest based solely on service and would have fully vested on December 31, 2022, if on that date their employment had terminated due to their death or “disability” (as defined in the LTIP and summarized below). Had we undergone a change in control on December 31, 2022, these awards would have become fully vested on the earliest to occur of:
■	the regularly scheduled vesting date, if the executive remained employed through the vesting date;
■	termination of the executive’s employment due to his death or disability;
■
for our named executive officers other than for Mr. Inglis, termination of the executive’s employment by us or the acquiror without cause or by him for “good reason” (as defined in the LTIP or an applicable offer letter and summarized below) within one year following a change in control; and

■
for awards granted to Mr. Inglis, (i) the first anniversary of a change in control, if Mr. Inglis remains employed through the anniversary date, or (ii) the later of the date of termination or the change in control, if Mr. Inglis’ employment is terminated by us without cause or by him for good reason during the period beginning three months before, and ending one year after, such change in control, provided that any termination during the period beginning three months before such change in control was at the request of a third party that had taken steps reasonably calculated to effectuate such change in control or that otherwise arose in connection with or anticipation of such change in control.

These RSUs would have been forfeited on termination of employment under any other circumstances.
PSUs
For PSUs held by our named executive officers, the service condition would have been fully attained on December 31, 2022, if on that date the executive’s employment had terminated due to his death or disability, and such awards would have remained subject to the performance condition.
Had the executive terminated his employment without good reason at any time, or had his employment been terminated by us without cause or by him for good reason at any time other than on, or within one year after, a change in control, then any portion of the PSU award for which the applicable service condition had been satisfied as of such termination date would have remained subject to the applicable performance condition, and any remaining portion of the award would have been forfeited without any payment to the executive.
Had we undergone a change in control on December 31, 2022, the performance condition would have been treated as set forth below, and the awards would have remained subject to the service condition to the extent not yet met:
■	for PSUs granted to our named executive officers (other than Mr. Inglis), the performance condition would have been determined based on actual performance as of the date of such change in control; and
■	for PSUs granted to Mr. Inglis, the performance condition would have been deemed attained at the maximum performance level.
In connection with the change in control, the PSUs would have vested or been forfeited under the same circumstances as are described above for RSUs.
These PSUs would have been forfeited on termination of employment under any other circumstances.
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EXECUTIVE COMPENSATION
Definitions
For purposes of the accelerated vesting of the named executive officers’ equity awards under the circumstances described above, “cause,” “change in control,” “disability” and “good reason” are defined in the LTIP (or, for Mr. Inglis, in his offer letter) as follows:
■	“Cause” generally means the named executive officer’s:
(i)	failure (or, in the case of Mr. Inglis, material failure) to perform his duties (other than any such failure resulting from his physical or mental incapacity);
(ii)	having engaged in misconduct, negligence or a breach of fiduciary duty (or, in the case of Mr. Inglis, having engaged in serious misconduct, gross negligence or a material breach of a fiduciary duty);
(iii)
having been convicted of, or having entered a plea bargain or settlement admitting guilt or the imposition of unadjudicated probation for, any crime of moral turpitude or felony under any applicable law;

(iv)
breach (or, in the case of Mr. Inglis, material breach) of any restrictive covenant (and, in the case of Mr. Inglis, any notice requirement, garden leave provision or similar requirement) to which he is subject;

(v)	breach (or, in the case of Mr. Inglis, material breach) of any of our policies, including any policy that relates to expense management, human resources or the Foreign Corrupt Practices Act;
(vi)	unlawful use or possession of illegal drugs on our premises or while performing his duties to us; or
(vii)	commission of an act of fraud, embezzlement or misappropriation, in each case, against us.
In the case of Mr. Inglis, if the Company believes that he has committed an act giving rise to cause under clauses (i), (ii), (iv) or (v) above, then, if such act or omission is reasonably susceptible of cure, we must provide Mr. Inglis written notice specifying the circumstances alleged to constitute cause within 90 days of the Board’s first obtaining knowledge of such circumstances. Mr. Inglis then has 30 days to cure the circumstances. If he has not cured the circumstances within such 30-day period, we may terminate Mr. Inglis’ employment within 60 days after the end of such 30-day period.
■	“Change in Control” generally means the occurrence of one or more of the following events:
(i)	the acquisition of 50% or more of the combined voting power of our outstanding securities;
(ii)	the replacement of the majority of our directors during any 12-month period (other than by directors approved by a majority of our remaining directors);
(iii)
the consummation of our merger, amalgamation or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such transaction); or

(iv)
the transfer of our assets having a gross fair market value of 50% or more of the total gross market value of our assets immediately before such transfer (other than any such transfer immediately after which such assets are owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our common shares immediately before such transfer), and the subsequent distribution of the proceeds from such transfer to our stockholders having a fair market value that is greater than 50% of our fair market value immediately before such transfer.

■
“Disability” generally means “disability” as defined in our long-term disability plan for the purpose of determining eligibility for benefits. If such plan contains multiple definitions of disability, then “disability” refers to that definition of disability which, if the named executive officer qualified for such benefits, would provide coverage for the longest period.

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■	“Good Reason” generally means the occurrence of any of the following events without the named executive officer’s consent:
(i)
a reduction in his base salary or target bonus, other than any such reduction that applies generally to similarly situated employees (or, in the case of Mr. Inglis, that applies to senior executives of the Company);

(ii)	relocation of his principal place of employment by more than 50 miles; or
(iii)	a material reduction in his duties or
responsibilities (in the case of our named executive officers other than Mr. Inglis, that occurs within two years after a change in control).
In each case, the executive must provide us with written notice specifying the circumstances alleged to constitute good reason within 90 days after the circumstances first occur. We then have 30 days to cure the circumstances. If we have not cured the circumstances within such 30-day period, the executive is required to resign within 60 days after the end of such 30-day period.
2022 CEO Pay Ratio Disclosure
Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2022:
■	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $266,306;
■	the annual total compensation of our Chief Executive Officer was $7,912,579; and
■	the ratio of these two amounts was approximately 30 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
In accordance with SEC rules, when identifying our median employee for 2022, we determined that our median employee from 2021 was still reasonable to utilize for our pay ratio disclosure this year. To identify the 2021 median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our median employee. We determined that, as of December 31, 2021, our employee population consisted of 228 individuals. Our employee population consisted of our global workforce of full-time and part-time employees, as described in more detail below. We adjusted our total employee population (as described above) for purposes of identifying our median employee by excluding 10 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in each such jurisdiction, as follows: three employees in Equatorial Guinea, one employee in São Tomé and Príncipe and six employees in Mauritania. While there have been some changes in our employee population since December 31, 2021, we determined that these changes in our employee base did not result in any significant impact on our pay ratio disclosure.
After taking into account the above described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our median employee consisted of 218 individuals.
To identify our median employee from our total adjusted employee population, we compared the amount of base salary paid to each of our employees as reflected in our payroll records for 2021. In making this determination, we annualized the compensation of our full-time employees who were hired in 2021 but did not work for us for the entire fiscal year and permanent part-time employees. We identified our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. Our median employee served in a similar role in 2022, and had his or her compensation adjusted based on his or her performance in that role. We determined that the changes in our median employee’s compensation arrangements for 2022 did not result in a significant
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EXECUTIVE COMPENSATION
change to our pay ratio disclosure and, therefore, we determined that our median employee from 2021 was still reasonable to utilize for our pay ratio disclosure this year.
Once we determined that our median employee was still reasonable for 2022 disclosure, we then calculated such median employee’s annual total compensation for 2022 using the same methodology we used for purposes of determining the annual total compensation of our named executive officers for 2022 (as set forth in the 2022 Summary Compensation Table of this Proxy Statement), adjusted to include the cost to the Company in 2022 of specified employee benefits that are provided on a non-discriminatory basis, including medical, dental and vision coverage, health savings account (HSA) contributions, short- and long-term disability benefits, life and accidental death and dismemberment (AD&D) insurance and travel insurance benefits.
Our CEO’s annual total compensation for 2022 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2022 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our median employee (as described above).
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
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EXECUTIVE COMPENSATION
2022 Pay Versus Performance
The following table sets forth the compensation for our Principal Executive Officer (“PEO”) and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2022, 2021 and 2020. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, Net Income and EBITDAX over such years in accordance with SEC rules.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(3) ($)	Net Income (Loss) ($)	EBITDAX(4) ($)
2022	7,872,017	16,980,363	3,557,021	7,877,196	111.58	114.53	226,551,000	1,436,342,000
2021	6,237,930	7,820,096	3,353,927	4,164,658	60.70	98.37	(77,836,000)	969,136,000
2020	4,722,701	(812,866)	1,917,170	(245,879)	41.23	71.92	(411,586,000)	424,987,000

(1)
Compensation for our PEO, Mr. Inglis, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEO NEOs includes the following named executive officers: (i) in each of 2022 and 2021, Messrs. Shah, Ball, Clark and Doughty; and for 2020, Messrs. Shah, Ball, Clark, Doughty and Thomas P. Chambers.

(2)
Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEO NEOs in each of 2022, 2021 and 2020 reflects the respective amounts set forth in columns (b) and (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in columns (b) and (d) of the table above do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the PEO’s and our other NEOs’ compensation for 2022, see “Compensation Discussion and Analysis—2022 Key Compensation Decisions”. Fair values of equity awards set forth in the table below are computed in accordance with FASB ASC Topic 718 as of the end of the respective fiscal year, other than fair values of equity awards that vest in the covered year, which are valued as of the applicable vesting date. There were no adjustments made for the following items as they were not applicable in any of 2022, 2021 or 2020: (i) awards that were granted and vested during the same year, (ii) awards granted during a prior year that were forfeited, (iii) incremental fair value of options/SARs modified during the year, (iv) reported change in the actuarial present value of pension benefits or (v) increases for service cost of pension plans.

Adjustments	2022		2021		2020
	PEO ($)	Average non- PEO NEOs ($)	PEO ($)	Average non- PEO NEOs ($)	PEO ($)	Average non- PEO NEOs ($)
Summary Compensation Table Total:	7,872,017	3,557,021	6,237,930	3,353,927	4,722,701	1,917,170
Deduct the grant date fair value of the equity awards for each applicable year, as reported in the “Stock Awards” column in the Summary Compensation Table	(4,859,920)	(2,153,552)	(3,658,925)	(1,888,865)	(3,636,630)	(1,208,734)
Add the fair value as of year-end for awards granted during the year	7,071,200	3,133,426	5,167,950	2,667,728	1,374,075	456,684
Add the year-over-year increase (decrease) in fair value of unvested awards granted in prior years	6,447,224	3,146,405	23,426	12,272	(3,382,652)	(1,454,703)
Add the increase (decrease) in fair value from prior fiscal year-end for awards that vested during the year	381,729	164,585	(3,737)	(1,349)	43,469	16,158
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EXECUTIVE COMPENSATION
Adjustments	2022		2021		2020
	PEO ($)	Average non- PEO NEOs ($)	PEO ($)	Average non- PEO NEOs ($)	PEO ($)	Average non- PEO NEOs ($)
Add the increase based on dividends or other earnings paid during the year	68,113	29,311	53,452	20,945	66,171	27,546
Compensation Actually Paid:	16,980,363	7,877,196	7,820,096	4,164,658	(812,866)	(245,879)
(3)
TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table consists of the performance peer companies utilized for our PSUs, as described in our Compensation Discussion & Analysis. These companies were selected because they are the oil and gas exploration and production companies most like Kosmos in terms of geographic reach, development stage, and who potentially compete with the Company for executive talent. For 2020, these peers were as follows: Africa Oil Corp., Cairn Energy plc, Premier Oil plc, Genel Energy plc, Tullow Oil plc, and Lundin Petroleum AB. For 2021, these peers were as follows: Africa Oil Corp., Aker BP ASA, Capricorn Energy plc, Genel Energy plc, Harbour Energy Plc, Lundin Petroleum AB, Murphy Oil Corporation, Talos Energy Inc. and Tullow Oil plc. For 2022, these peers were as follows: Africa Oil Corp., Aker BP ASA, Capricorn Energy plc, Genel Energy plc, Harbour Energy Plc, Murphy Oil Corporation, Talos Energy Inc. and Tullow Oil plc. For 2022, the peer group was modified to remove Lundin Petroleum AB following the completion of its transaction with Aker BP ASA in June 2022. Following completion of the transaction, it was determined by our Compensation Committee that Lundin Petroleum AB should be treated as an acquired company and be removed from the list of performance peer companies utilized for our PSUs. The table below shows the three-year cumulative TSR for our 2021 peer group as compared to the three-year cumulative TSR for our 2022 peer group and the three-year cumulative TSR for Kosmos.

Cumulative TSR (2020-2022)
Kosmos – Total Shareholder Return ($)	2021 Peer Group – Total Shareholder Return ($)	2022 Peer Group – Total Shareholder Return ($)
111.58	122.22	114.53
(4)
EBITDAX is a non-GAAP financial measure used by management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines “EBITDAX” as Net income (loss) plus (i) exploration expense, (ii) depletion, depreciation and amortization expense, (iii) equity based compensation expense, (iv) unrealized (gain) loss on commodity derivatives (realized losses are deducted and realized gains are added back), (v) (gain) loss on sale of oil and gas properties, (vi) interest (income) expense, (vii) income taxes, (viii) loss on extinguishment of debt, (ix) doubtful accounts expense and (x) similar other material items which management believes affect the comparability of operating results. EBITDAX for FY 2021 reflects pro forma adjustments made to reflect the interests acquired in Ghana during the year as part of the Oxy Ghana acquisition. EBITDAX for FY 2022 reflects pro forma adjustments made to reflect the interests sold in Ghana that were associated with the Ghana pre-emption and the acquisition of additional interests in Kodiak during the year.

The Company considers the following financial measures to be the most important financial performance measures used to link company performance to the executive compensation actually paid to our PEO and our other named executive officers during the last fiscal year:
Financial Measures	Company Selected Measure
EBITDAX	✔
Free Cash Flow
Net Cash General and Administrative Expense
Capital Expenditures
These financial measures were selected from amongst the Company’s “key performance indicators” (which we refer to as “KPIs”), utilized to determine annual cash bonus payments for our named executive officers under our annual cash bonus program. The KPIs are established by the Compensation Committee at the beginning of each year, are derived from our strategic and operational plan and demonstrate year-over-year improvement. Although the KPIs are all weighted equally for performance and bonus determinations, the Company believes EBITDAX is the most important financial performance measure utilized in our
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EXECUTIVE COMPENSATION
compensation program to link pay with compensation actually received by our named executive officers for 2022 (and, therefore, is our Company Selected Measure for the Pay Versus Performance Table) because it best reflects the Company’s overall financial performance for the year, both on an absolute basis and with respect to other companies in the oil and gas sector.
The following graph compares the compensation actually paid to our PEO, the average of the compensation actually paid to our remaining NEOs and the cumulative TSR performance of our common stock with the TSR performance of our peer group. The graph below shows a connection between compensation actually paid and total shareholder return for Kosmos and the peer group.

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
Total Shareholder Return
$140
$120
$100
$80
$60
$40
$20
$0
FY 2020
FY 2021
FY 2022
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Cumulative TSR
Peer Group TSR

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EXECUTIVE COMPENSATION
The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs with net income.

Compensation Actually Paid versus Net Income
Compensation Actually Paid
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
Net Income
$300,000,000
$150,000,000
$0
$-150,000,000
$-300,000,000
$-450,000,000
FY 2020
FY 2021
FY 2022
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Net Income

 The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs with EBITDAX. The graph below shows a connection between compensation actually paid and EBITDAX, the most important financial metric for linking Kosmos financial performance and compensation.

Compensation Actually Paid versus EBITDAX
Compensation Actually Paid
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
$1,500,000,000
$1,200,000,000
$900,000,000
$600,000,000
$300,000,000
$0
EBITDAX
FY 2020
FY 2021
FY 2022
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
EBITDAX

 66 |   2023 Proxy Statement

PROPOSAL 4
Approval of an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan
The Kosmos Energy Ltd. Long Term Incentive Plan (the “LTIP”) was originally adopted on April 28, 2011. The LTIP was amended and restated by the Board and approved by our stockholders in 2015, 2018 and 2021 in order to increase the available shares under the LTIP, among other things. On April 25, 2023, the Board approved an amendment and restatement of the LTIP, subject to approval by our stockholders. If approved by our stockholders, the amendment would increase the available share reserve under the
LTIP by an additional 17,000,000 common shares (see “—Increase in Share Reserve” below), as well as incorporate certain additional corporate governance best practices (see “—Considerations for the Approval of the Amendment and Restatement of the LTIP” below). If the amendment and restatement of the LTIP is not approved by our stockholders, no additional shares will be reserved under the LTIP, and the existing LTIP will remain in effect.
Background
The LTIP authorizes the issuance of equity incentive awards to encourage strong performance by those individuals who are and will be responsible for the Company’s future growth and continued success. The grant of equity incentive awards is a key element of our executive and non-employee director compensation programs that help ensure a continued strong link between the interests of our executives and directors with those of our shareholders. In addition, we rely on equity awards to retain and attract key employees and non-employee directors and believe that equity incentives are necessary for Kosmos to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, our future growth and success depend. We believe that approving the amendment and restatement of the LTIP (including the additional share pool thereunder) is necessary in order to allow us to continue to utilize equity awards to retain and attract the services of key individuals essential to our long-term growth and financial success and to further align their interests with those of our stockholders.
Increase in Share Reserve
If the proposed amendment to increase the available share reserve under the LTIP is approved by our stockholders, then, effective June 8, 2023, the number of shares that may be subject to awards granted under the LTIP will equal the number of shares remaining available for grant under the LTIP as of such date plus 17,000,000 common shares. As of February 23, 2023, 1,302,870 common shares remained available for future grants under the LTIP. These remaining shares may also be used, either in lieu of, or in combination with, cash and/or recycled shares (e.g., as a result of forfeitures or to cover withholding taxes), to settle any portion of outstanding performance units that vests above the target level. The additional 17,000,000 common shares that will be available for grant under the LTIP, if this proposed amendment is approved, represent approximately 3.56% of the common shares of Kosmos outstanding on a fully-diluted basis as of February 23, 2023.
In connection with the adoption of the amendment to the LTIP, our Board and Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate”), the dilution resulting from the proposed share pool increase, the advice of the Compensation Committee’s independent compensation consultant and the stockholder value transfer resulting from the proposed amendment and restatement of the LTIP. The Board believes that it is desirable to increase the share reserve so that we can continue to meet the goals of our equity incentive program of attracting, retaining and motivating our executives and employees and linking their interests with those of
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PROPOSAL 4
our stockholders. If the proposed amendment to increase the share reserve is not approved by our stockholders, we will be unable to maintain our current new hire and annual equity grant practices, and therefore we will be at a significant competitive disadvantage in attracting and retaining talent. We will also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our stockholders as effectively as equity incentive awards.
Considerations for the Approval of the Amendment and Restatement of the LTIP
The amended and restated LTIP continues to include corporate governance best practices that already exist in the current version of the LTIP to align our equity compensation program with the interests of our stockholders, certain of which have been enhanced in the amended and restated LTIP (see bullet 9 below). Certain of the corporate governance best practices included in our LTIP are as follows:
■
Minimum vesting requirements. The LTIP continues to require that awards be subject to a minimum vesting period of one year from the date of grant, with only narrow exceptions (including for annual grants made to non-employee directors that are scheduled to vest at our following annual stockholder meeting, which under the LTIP must not vest for at least 50 weeks following the date of grant regardless of the timing of the following annual stockholder meeting).

■
Restricted dividends and dividend equivalents on awards. The LTIP continues to prohibit the payment of dividends or dividend equivalents in respect of an award prior to the time such award (or the applicable portion thereof) vests (and, in the case of performance awards, the applicable performance condition is achieved).

■
No repricing. Repricing of options and SAR awards continues following the amendment and restatement to not be permitted without stockholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.

■
No “liberal” change in control definition. The change in control definition under the LTIP continues to only be triggered in those instances where an actual change in control occurs (see “Executive Compensation—Compensation Discussion

& Analysis—Potential Payments Upon Termination or Change in Control—Equity Awards—Definitions” above for the definition of a change in control under the LTIP).
■
No evergreen provision. The LTIP continues to not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without stockholder approval.

■
Clawback of awards. The LTIP continues to provide the Compensation Committee with the authority to subject awards granted under the LTIP to any clawback or recoupment policies that the Company has in effect from time to time (including our recoupment policy, as described in more detail in “Executive Compensation—Compensation Discussion & Analysis—Recoupment Policy” above).

■
Share ownership guidelines. Our executive officers (including all of our NEOs) and directors are subject to share ownership guidelines to ensure that they face the same downside risk and upside potential as our stockholders. For additional details regarding our share ownership guidelines, see “Executive Compensation—Compensation Discussion and Analysis—Share Ownership Guidelines.”

■
No tax gross-ups. No participant is entitled under the LTIP to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Code that may be incurred in connection with awards under the LTIP.

■	Limits on director compensation. The amended and restated LTIP provides that no non-employee director may receive more
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PROPOSAL 4
than $750,000 in the aggregate for any calendar year, including cash payments and awards made under the LTIP.
Summary of the LTIP
The following is a summary of the principal features of the LTIP, as amended and restated. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the LTIP. A copy of the LTIP (which reflects a “blackline” comparison of the proposed amendment and restatement of the LTIP against the current version of the LTIP) has been filed with the SEC with this proxy statement as Annex B.
Purpose
The purpose of the LTIP is to motivate and reward those employees and other individuals who are expected to contribute significantly to our success to perform at the highest level and to further our best interests and those of our stockholders.
Eligibility
Employees, consultants, advisors, other service providers and non-employee directors of the Company and its subsidiaries are eligible to receive awards under the LTIP. From time to time, the Committee will determine who will be granted awards, the number of shares subject to such grants and all other terms of awards. The basis for participation in the LTIP is the Committee’s (or its authorized delegate's) decision, in its sole discretion, that an award to an eligible participant will further the LTIP’s purposes as described above. In exercising its discretion, the Committee (or its delegate) will consider the recommendations of management and the purposes of the LTIP. As of April 25, 2023, there were eight non-employee directors and approximately 203 employees eligible to receive awards under the LTIP.
Authorized Shares
Subject to adjustment (as described below), the number of common shares that may be subject to awards granted under the LTIP will equal the number of common shares remaining available for grant under the LTIP as of June 8, 2023, plus 17,000,000 common shares. If an award expires or is canceled or forfeited, or is otherwise settled without the issuance of shares, the shares covered by the award will again be available for issuance under the LTIP. Shares surrendered or withheld in payment of taxes related to an award will become available again for issuance under the LTIP; however, pursuant to the amendment and restatement of the LTIP, shares tendered or withheld in payment of an exercise or purchase price will not again be available for issuance under the LTIP. Shares underlying replacement awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the plan.
Individual Limits
No participant may receive under the LTIP in any calendar year more than 3,950,300 shares in respect of each of the following three categories of awards: stock options and share appreciation rights (SARs); restricted shares and restricted share units (RSUs); and share-based performance awards and other share-based awards.
No non-employee director may receive more than $750,000 in the aggregate for any calendar year, including cash payments and awards made under the LTIP.
The maximum aggregate cash value of payments to any participant for any calendar year in respect of any cash-based performance awards under the LTIP may not exceed $15,000,000 in the aggregate.
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PROPOSAL 4
Minimum Vesting Requirements
Pursuant to the amendment and restatement of the LTIP, each award granted pursuant to the LTIP will vest over a period of not less than one year following the date of grant. However, the Compensation Committee may, in its sole discretion, accelerate the vesting of an award or otherwise lapse or waive this requirement upon the participant’s death, disability or a change in control. In addition, the Compensation Committee may grant awards that are not subject to these minimum vesting requirements with respect to
5% or less of the maximum aggregate number of Shares available for issuance under the LTIP (as may be adjusted in accordance with the terms of the LTIP) and may grant annual awards to non-employee directors that are scheduled to vest on the Company’s next regularly scheduled annual meeting of stockholders following the date of grant, so long as such vesting occurs at least 50 weeks after the date of grant.
Administration
The LTIP is administered by a committee, which may be our Compensation Committee or another committee designated by the Board (or, if the Board does not designate a committee, the Board). The committee will consist of not fewer than three directors of the Board. To the extent necessary to comply with applicable regulatory regimes, any action by the committee will require the approval of committee members who are:
■
independent, within the meaning of and to the extent required (unless controlled company status applies) by applicable rulings and interpretations of the applicable stock market or exchange on which our shares are quoted or traded; and

■	non-employee directors within the meaning of Rule 16b-3 under the Exchange Act.
The committee has authority under the LTIP to:
■	designate participants;
■
determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement, the circumstances under which awards may be canceled, repurchased, forfeited or suspended, and whether awards may be deferred automatically or at the election of the holder or the committee;

■	amend the terms of any outstanding awards, including, without limitation, to accelerate the time(s) at which the awards become vested or unrestricted, will be settled or may be exercised;
■	correct any defect, supply any omission or reconcile any inconsistency in the plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the plan into effect;
■	interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan; and
■
establish, amend, suspend or waive rules and regulations, appoint agents and make any other determination and take any other action that it deems necessary or desirable to administer the plan, in each case, as it deems appropriate for the proper administration of the plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

The committee may delegate the authority to grant awards under the LTIP, to the extent permitted by applicable law, to (i) one or more officers of the Company (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Exchange Act) and (ii) one or more committees of the Board (which may consist solely of one director).
The basis of participation in the LTIP is the committee’s decision, in its sole discretion, that an award to a participant will further the LTIP’s purposes to motivate and reward those employees and other individuals who are expected to contribute significantly to our success to perform at the highest level and to further our best interests and those of our stockholders.
closing price of a share on the grant date. The committee will determine the date after which each stock option may be exercised and the expiration
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PROPOSAL 4
date of each option, provided that no option will be exercisable more than ten years after the grant date. Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code.
Types of Awards
The LTIP provides for grants of stock options, SARs, restricted shares, RSUs, performance awards and other stock-based awards.
Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (other than a replacement award) will be determined by the committee and may not be less than the
SARs. SARs represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. Any SAR will be granted subject to the same terms and conditions as apply to stock options.
Restricted Shares. Restricted shares are an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture.
RSUs. RSUs represent a contractual right to receive a share (or cash in an amount equal to the value of a share) at a future date, subject to specified vesting and other restrictions.
Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned on the satisfaction of performance goals specified by the committee. The committee has authority to specify that any other award granted under the LTIP will constitute a performance award by conditioning the exercisability or settlement of the award on the satisfaction of performance goals.
Other Stock-Based Awards. The committee is authorized to grant other stock-based awards, which may be denominated in shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent on our performance or that of our business units or any other factors that the committee designates.
Dividends and Dividend Equivalents
Pursuant to the amendment and restatement of the LTIP, awards granted under the LTIP may not provide for any dividend or dividend equivalents to be payable to the participant in respect of such award prior to the time such award (or the applicable portion thereof) vests (and, in the case of performance awards, the applicable performance condition is achieved).
Performance Goals
The performance goals applicable to certain performance awards are limited to the following: captured prospects, prospecting licenses signed, operated prospects matured to drill ready, drilling programs commenced, drillable prospects, capabilities and critical path items established, operating budget, third-party capital sourcing, captured net risked resource potential, acquisition cost efficiency, acquisitions of oil and gas interests, increases in proved, probable or possible reserves, finding and development costs, recordable or lost time incident rates, overhead costs, general and administration expense, market price of a share, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization and exploration expense), net capital employed, return on assets, stockholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, market capitalization, enterprise value, economic value added or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company.
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PROPOSAL 4
These performance goals may be (i) measured on an absolute (e.g., plan or budget) or relative basis, (ii) established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, (iii) based on a ratio or separate calculation of any performance criterion and/or (iv) made relative to an index or one or more of the performance goals themselves. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.
Adjustments
In the event that the committee determines that, as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP, the committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate and individual limits under the plan; (ii) the number and type of shares or other securities subject to outstanding awards; and (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.
Termination of Service and Change in Control
The committee will determine the effect on outstanding awards of a termination of employment or service prior to the end of a performance period or vesting, exercise or settlement, including whether the awards will vest, become exercisable, settle or be forfeited (including by way of repurchase by the Company at par value). The committee may set forth in the applicable award agreement the treatment of an award on a change in control. In addition, in the case of a stock option or SAR, except as otherwise provided in the applicable award agreement, on a change in control, a merger or consolidation involving the Company or any other event for which the committee deems it appropriate, the committee may cancel the award in consideration of:
■	a substitute award that preserves the intrinsic value of the canceled award (i.e., the excess, if any, of the value of the underlying shares over the exercise price); or
■
the full acceleration of the award and either (i) a period of ten days to exercise the award or (ii) a payment in cash or other consideration in an amount equal to the intrinsic value of the canceled award.

For the definition of “change in control” under the LTIP, see “Executive Compensation—Compensation Discussion & Analysis—Potential Payments Upon Termination or Change in Control—Equity Awards—Definitions” above.
Amendment and Termination
Our Board of Directors may amend, alter, suspend, discontinue or terminate the LTIP, subject to approval of our stockholders if required by the rules of the stock exchange on which our shares are principally traded. The committee may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such board or committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent, except to the extent that such action is taken to cause the LTIP to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. In addition, the committee may amend
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PROPOSAL 4
the LTIP in such manner as may be necessary to enable the plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
Prohibition on Repricing
Subject to the adjustment provision described above, the Compensation Committee may not directly or indirectly, through cancellation or regrant or any other method (including through the repurchase of options or SAR awards (that are “out of the money”)
for cash and/or other property), reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of our stockholders.
Cancellation or “Clawback” of Awards
The Compensation Committee may, to the extent permitted or required by applicable law and stock exchange rules or by any of our policies (including our recoupment policy, as described in more detail in “Executive Compensation—Compensation Discussion & Analysis—Recoupment Policy” above), cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the LTIP or the sale of shares underlying such awards.
Term
The LTIP expires on April 25, 2033 unless, prior to that date, the maximum number of shares available for issuance under the plan has been issued or our Board of Directors terminates the plan.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the LTIP. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants.
Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the LTIP under federal, state, local and other applicable laws.
Non-Qualified Stock Options
A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.
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PROPOSAL 4
Incentive Stock Options
An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction.
If a participant disposes of the shares received upon exercise of an incentive stock option within the one-
year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.
Restricted Shares
Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant generally will not recognize income, and the Company generally will not be allowed a tax deduction, at the time restricted shares are granted. When the restrictions lapse, the participant generally will recognize ordinary income equal to the fair market value of the shares as of that date, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted shares, the participant generally will recognize ordinary income as of the date of grant equal to the fair market value of the common shares as of that date, less any amount the participant paid for the shares, and we generally will be allowed a corresponding tax deduction at that time. Any future appreciation in the shares generally will be taxable to the participant at capital gains rates. However, if the restricted shares are later forfeited, the participant generally will not be able to recover the tax previously paid pursuant to his Section 83(b) election.
RSUs
A participant generally does not recognize income, and the Company generally will not be allowed a tax deduction, at the time an RSU is granted. When the RSUs vest and are settled for cash or shares, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as capital gain or loss for which we are not entitled to a deduction.
Registration with the SEC
If our stockholders approve the amendment to the LTIP, we plan to file with the SEC, as soon as reasonably practicable after such approval, a Registration Statement on Form S-8 relating to the additional shares available for issuance under the LTIP.
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PROPOSAL 4
New Plan Benefits
The following table summarizes the new plan benefits to be received by participants under the LTIP as a result of the proposed amendment and restatement, as of April 25, 2023. The service awards and performance awards listed below were granted in 2023, subject to stockholder approval of the proposed amendment and restatement of the LTIP. Because awards under the LTIP are discretionary and are not subject to set benefits or amounts, the table below does not include any awards that may be granted in the future to participants under the LTIP.
	Service Awards(1)(3)		Performance Awards(2)(3)
Name and Position	(#)	($)	(#)	($)
Andrew G. Inglis Chairman and Chief Executive Officer	233,538	1,847,286	474,154	3,750,558
Neal D. Shah Senior Vice President and Chief Financial Officer	129,177	1,021,790	262,269	2,074,548
Christopher J. Ball Senior Vice President and Chief Commercial Officer	99,525	787,243	202,066	1,598,342
Richard R. Clark Senior Vice President and Head of Gulf of Mexico Business Unit	61,293	484,828	124,443	984,344
Jason E. Doughty Senior Vice President, General Counsel	71,190	563,113	144,537	1,143,288
All current executive officers as a group (5 persons)	594,723	4,704,260	1,207,469	9,551,080
All current directors who are not executive officers as a group (8 persons)	9,714	61,490	—	—
All employees, including current officers who are not executive officers, as a group (203 persons)	2,077,050	16,429,466	2,692,797	21,300,024
(1)
These amounts reflect service awards that are scheduled to vest one-third each year over three years, based solely on service. The grant date fair values of the service awards reflected in this table were calculated by multiplying the number of shares underlying the service awards by the closing price of a share on the applicable grant date.

(2)
These amounts reflect performance awards, assuming achievement of the applicable performance condition at the target performance level. The performance awards are scheduled to vest between 0% and 200% of the target number of shares underlying the award based on attainment of both a service condition that will lapse one-third each year over three years and the specified relative TSR performance condition that will be measured on January 3, 2026. If either the service condition or the threshold performance condition is not attained, the awards will be forfeited. The grant date fair values of the performance awards reflected in this table were calculated by multiplying the target number of shares underlying the performance awards by the closing price of a share on the applicable grant date.

(3)
If our stockholders do not approve this Proposal 4, the participant may receive on each vesting date, in lieu of any shares that would have otherwise been distributed to the participant, an amount in cash equal to the aggregate fair market value of such shares as of such vesting date.

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PROPOSAL 4
Equity Compensation Plan Information
For the information required by Item 201(d) of Regulation S-K under the Exchange Act, see “Equity Compensation Plan Information.”
Current Awards Outstanding
Set forth below is information regarding shares currently outstanding under the LTIP. The Company made its annual award grant to employees in January 2023 and those awards are included in the data below. The company does not have any outstanding appreciation awards.
Selected Data as of February 23, 2023:
As of Date	Outstanding Appreciation Awards under All Plans	Weighted- Average Exercise Price	Weighted-Average Remaining Term	Full Value Awards Outstanding under All Equity Incentive Plans	Number of Shares Available for Grant under All Equity Incentive Plans
February 23, 2023	0	0.0	0.0	17,520,638	1,675,269
Vote Required
The affirmative vote of a majority of the votes cast at the annual stockholders meeting, at which a quorum is present, is required to approve Proposal 4. Abstentions shall not be treated as votes cast, although they will be counted for purposes of determining whether a quorum is present.
Stockholders are being asked to vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan.”
Recommendation
FOR	The Board recommends a vote “FOR” Proposal 4. If not otherwise specified, proxies will be voted “FOR” Proposal 4.
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PROPOSAL 4
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about the service and performance awards outstanding as of December 31, 2022 that were granted under the LTIP, which is our only equity compensation plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights (b)	Number of Securities Remaining Available (excluding Securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	16,956,622(1)	—	5,930,177(2)
Equity compensation plans not approved by security holders	—	—	—
Total	16,956,622	—	5,930,177
(1)	Represents the number of common shares underlying service and performance restricted stock units outstanding under the LTIP.
(2)
Represents the number of common shares remaining available for issuance under the LTIP. This number does not include the shares that are issuable on vesting and settlement of the outstanding service and performance restricted stock units.

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GENERAL MATTERS
Record Date
The Board fixed the record date for the determination of stockholders entitled to notice of and to vote at the annual stockholders meeting as of the close of business on April 11, 2023. Our only outstanding voting securities are our common shares, $0.01 par value per share, of which 459,967,597 shares were outstanding as of the close of business on the record date.
Voting Your Proxy
Our stockholders are entitled to one vote for each common share that is owned on the record date on all matters considered at the annual stockholders meeting. You may vote your shares either in person or by proxy. To vote by proxy, you may submit your proxy and direct how to vote your shares by telephone using the toll-free number listed on the Proxy Card, via the Internet at the website listed on the Proxy Card or by marking, dating, signing and mailing the enclosed Proxy Card in the prepaid envelope provided. When using Internet or telephone voting, the voting systems will verify that you are a stockholder through the use of a company number for Kosmos Energy Ltd. and a control number unique to you. If you submit your proxy and direct how to vote your shares via the Internet or by telephone, please do not also mail the enclosed Proxy Card. If you plan to vote at the virtual annual stockholders meeting, you will need the control number included on your notice of internet availability, proxy card or voting instruction form to be admitted to the virtual meeting as a stockholder, vote your shares and ask questions. Even if you currently plan to attend the virtual annual stockholders meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the virtual annual stockholders meeting.
If you receive more than one Proxy Card or voting instruction form, it means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive. If you wish to consolidate accounts, please contact Computershare Trust Company, N.A. or your broker, bank or other nominee. We will announce preliminary voting results at the annual stockholders meeting and publish the final results in a Current Report on Form 8-K filed within four business days after the end of the annual stockholders meeting.
Shares Held of Record
If your shares are held in your name and you vote by granting a proxy, which is not subsequently revoked, the proxy holders will vote the shares in accordance with your instructions. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as follows:
“FOR” Proposal 1: To elect two Class I directors to a three-year term to serve until the 2026 annual stockholders meeting;
“FOR” Proposal 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and to authorize the Company’s Audit Committee of the Board of Directors to determine their remuneration;
“FOR”: Proposal 3: To provide a non-binding, advisory vote to approve named executive officer compensation; and
“FOR” Proposal 4: To approve an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan.
If other matters properly come before the annual stockholders meeting, the proxy holders will vote on such matters in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the annual stockholders meeting, including for the purpose of soliciting proxies to vote in accordance with the Board’s recommendations on any of the above items.
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Shares Held in Street Name
If your shares are held in “street name” by your broker, bank or other nominee, you will receive a voting instruction form with this Proxy Statement. Like shares held of record, you may vote your shares held in street name at the virtual annual stockholders meeting if you have obtained a legal proxy from the holder of record for your shares or you may sign and date the enclosed voting instruction form and return it in the enclosed, postage-paid envelope. If your shares are held in street name in a brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on these proposals. If you do not instruct your broker on how to vote these proposals, your shares will not be voted on these matters, except that your broker may exercise discretionary authority to vote your shares on routine proposals. The only routine proposal at this year’s virtual annual stockholders meeting is Proposal 2.
Revoking Your Proxy
Even after you have returned your proxy, you may revoke your proxy at any time before it is exercised by (1) submitting a written notice of revocation to our Corporate Secretary by mail to Kosmos Energy Ltd., 8176 Park Lane, Suite 500, Dallas, Texas 75231, (2) submitting a duly executed proxy bearing a later date to our Corporate Secretary by mail to Kosmos
Energy Ltd., 8176 Park Lane, Suite 500, Dallas, Texas 75231,(3) using the Internet voting website or the toll-free telephone number listed on the enclosed Proxy Card to deliver a duly executed proxy bearing a later date or (4) attending the virtual annual stockholders meeting and voting during the meeting, which suspends the powers of the proxy holder.
Quorum and Vote Required
The presence virtually or by proxy of two or more stockholders representing a majority of our issued and outstanding share capital entitled to vote shall constitute a quorum to conduct business at the virtual annual stockholders meeting.
For Proposal 1, the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the director nominees. Under our Bylaws, director nominees are elected by a majority of all votes cast, subject to the Company’s director resignation policy contained in its Corporate Governance Guidelines. Abstentions and broker non-votes will have no effect on the election of directors. This means that the individuals nominated for election to the Board who receive more “FOR” votes than “AGAINST” votes (among votes properly cast in person or by proxy) will be elected.
For Proposal 2, the ratification of the selection of the Company’s independent registered public accounting firm, you may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on the proposal. This proposal requires the affirmative vote of a majority of all votes cast in favor of the matter. Abstentions will have no effect on the proposal. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, brokers are permitted to vote on this proposal if they have not received instructions from the beneficial owners, and, therefore, there should be no broker non-votes with respect to this Proposal 2.
For Proposal 3, the advisory vote to approve the compensation of the Company’s named executive officers, you may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on the proposal. This proposal requires the affirmative vote of a majority of all votes cast in favor of the matter. Abstentions and broker non-votes will have no effect on the proposal.
For Proposal 4, an amendment and restatement of the Company’s Long Term Incentive Plan, you may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on the proposal. This proposal requires the affirmative vote of a majority of all votes cast in favor of the matter. Abstentions and broker non-votes will have no effect on the proposal.
Cost of Solicitation
We will pay the cost of soliciting proxies for the annual stockholders meeting. Proxies may be solicited by the employees of Kosmos and our subsidiaries, without additional compensation, in person, or by mail, courier, telephone or email. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the
  2023 Proxy Statement | 79

beneficial owners of shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.
Annual Report
Our 2022 Annual Report on Form 10-K, including consolidated financial statements as of and for the fiscal year ended December 31, 2022, is being distributed to all stockholders entitled to vote at the annual stockholders meeting, together with this Proxy Statement, in satisfaction of the requirements of the SEC, the Company’s Bylaws and Delaware law. Copies of the Annual Report on Form 10-K are available at no charge upon request. To obtain additional copies of the Annual Report on Form 10-K, please contact us at Kosmos Energy Ltd., 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, or at telephone number +1 (214) 445-9600. The Annual Report on Form 10-K does not form any part of the materials for the solicitation of proxies. In addition, this Proxy Statement and our Annual Report on Form 10-K are available to you at no charge electronically under the SEC Filings link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.
The Board is not aware of any matter to be presented for action at the annual stockholders meeting of the Company other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matter. The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.
If you have any questions about the proxy materials or the annual stockholders meeting, please contact our Corporate Secretary at Kosmos Energy Ltd., 8176 Park Lane, Suite 500, Dallas, Texas 75231, or by telephone at +1 (214) 445-9600.
80 |   2023 Proxy Statement

HOUSEHOLDING
As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Kosmos Energy Ltd., 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, or by telephone at +1 (214) 445-9600. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker.
PROPOSALS OF STOCKHOLDERS FOR 2024 ANNUAL STOCKHOLDERS MEETING
Any stockholder desiring to present a stockholder proposal at our 2024 annual stockholders meeting and to have the proposal included in our related Proxy Statement pursuant to Rule 14a-8 under the Exchange Act must send such proposal to Kosmos Energy Ltd., 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, so that it is received no later than December 30, 2023. All such proposals should be in compliance with SEC rules and regulations. We will only include in our proxy materials those stockholder proposals that we receive before the deadline and that are proper for stockholder action.
Although information received after such date will not be included in the proxy materials sent to stockholders, a stockholder proposal may still be presented at the annual stockholders meeting if such proposal complies with the Company’s Bylaws. In accordance with our Bylaws, stockholder proposals for director nominations and other business brought properly before an annual meeting may be brought before the annual stockholders meeting only if such proposal is made pursuant to written notice timely given to the Company’s Corporate Secretary accompanied by certain information. To be timely, a stockholder’s written notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual stockholders meeting. For stockholder proposals for the 2024 annual stockholders meeting, written notice must be received between February 9, 2024 and March 10, 2024. In addition to complying with the Company’s Bylaws, to nominate directors stockholders must give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than April 9, 2024.
BY ORDER OF THE BOARD OF DIRECTORS

Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary
April 28, 2023
Dallas, Texas
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Annex A: North American Exploration and Production Survey Companies
Antero Resources Corporation
APA Corporation
Berry Corporation (bry)
California Resources Corporation
Callon Petroleum Company
Centennial Resource Development, Inc.
Chesapeake Energy Corporation
Civitas Resources, Inc.
CNX Resources Corporation
Comstock Resources, Inc.
Continental Resources, Inc.
Coterra Energy Inc.
Crescent Point Energy Corp.
Crescent Energy Company
Devon Energy Corporation
Diamondback Energy, Inc.
Earthstone Energy, Inc.
EOG Resources, Inc.
EQT Corporation
Gulfport Energy Corporation
Hess Corporation
Laredo Petroleum, Inc.
Magnolia Oil & Gas Corporation
Marathon Oil Corporation
Matador Resources Company
MEG Energy Corp.
Murphy Oil Corporation
National Fuel Gas Company
Occidental Petroleum Corporation
Ovintiv Inc.
Parex Resources Inc.
PDC Energy, Inc.
Pioneer Natural Resources Company
Range Resources Corporation
Ranger Oil Corporation
SM Energy Company
Southwestern Energy Company
Talos Energy Inc.
CEO Compensation Reference Benchmarking (January 2022)
California Resources
Callon Petroleum
Chord Energy
CNX Resources
Comstock Resources
Coterra Energy
Matador Resources
Murphy Oil
PDC Eenrgy
Range Resources
SM Energy
Southwestern Energy
Talos Energy
  2023 Proxy Statement | A-1

Annex B: Amendment and Restatement of the Kosmos Energy Ltd. Long Term Incentive Plan
  2023 Proxy Statement | B-i

KOSMOS ENERGY LTD.

LONG TERM INCENTIVE PLAN
(amended and restated as of ~~April 20, 2021~~April 25, 2023)
B-ii |   2023 Proxy Statement

Kosmos Energy Ltd.

Long Term Incentive Plan
(amended and restated as of ~~April 20, 2021~~April 25, 2023)
Section 1. Purpose. The purpose of the Kosmos Energy Ltd. Long Term Incentive Plan (the “Plan”) is to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of Kosmos Energy Ltd. (the “Company”) and its Affiliates to perform at the highest level and to further the best interests of the Company and its shareholders.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” means, except as provided in Section 2(h), (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(b) “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, or Other Stock-Based Award granted under the Plan.
(c) “Award Document” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(d) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(e) “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person is or can be named by such Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(f) “Board” means the board of directors of the Company.
(g) “Cause” means, with respect to any Participant, “cause” as defined in such Participant’s Employment Agreement, if any, or if not so defined, and except as otherwise provided in such Participant’s Award Document, such Participant’s:
(i) failure to perform his or her duties to the Company or any Affiliate (other than any such failure resulting from his or her physical or mental incapacity);
(ii) having engaged in misconduct, negligence or a breach of fiduciary duty, or breach of any applicable Employment Agreement;
(iii) having been convicted of, or having entered a plea bargain or settlement admitting guilt or the imposition of unadjudicated probation for, any crime of moral turpitude or felony under any applicable law;
(iv) breach of any restrictive covenant to which he or she is subject contained in any applicable Employment Agreement or other agreement with the Company or any Affiliate;
(v) breach of any policy of the Company or any Affiliate, including without limitation any such policy that relates to expense management, human resources or the Foreign Corrupt Practices Act;
  2023 Proxy Statement | B-1

(vi) unlawful use or possession of illegal drugs on the premises of the Company or any Affiliate or while performing his or her duties to the Company or any Affiliate; or
(vii) commission of an act of fraud, embezzlement or misappropriation, in each case, against the Company or any Affiliate.
(h) “Change in Control” means the occurrence of any one or more of the following events:
(i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common shares of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the 60-day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(ii) during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(iii) the consummation of a merger, amalgamation or consolidation of the Company with any other entity, other than a merger, amalgamation or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger, amalgamation or consolidation; or
(iv) the consummation of a transaction (or series of transactions within a 12- month period) that constitutes the sale or disposition of all or substantially all of the consolidated assets of the Company having a gross fair market value of 50% or more of the total gross fair market value of all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale or disposition), and the subsequent distribution of the proceeds from such transaction (or series of transactions) to the Company’s shareholders having a fair market value that is greater than 50% of the fair market value of the Company and its subsidiaries immediately prior to such transaction (or series of transactions).
(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(j) “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.
(k) “Covered Employee” means an individual who is, for a given fiscal year of the Company, (i) a “covered employee” within the meaning of Section 162(m) of the Code or (ii) designated by the Committee by not later than 90 days following the start of such year (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.
B-2 |   2023 Proxy Statement

(l) “Disability” means, with respect to any Participant, “disability” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, at any time that the Company or any Affiliate sponsors a long-term disability plan that covers such Participant, “disability” as defined in such plan for the purpose of determining such Participant’s eligibility for benefits; provided that if such plan contains multiple definitions of disability, then “Disability” shall refer to that definition of disability which, if Participant qualified for such benefits, would provide coverage for the longest period. The determination of whether Participant has a Disability shall be made by the person or persons required to make final disability determinations under such plan. At any time that the Company and the Affiliates do not sponsor a long-term disability plan that covers such Participant, Disability shall mean Participant’s physical or mental incapacity that renders him or her unable for a period of 90 consecutive days or an aggregate of 120 days in any consecutive 12-month period to perform his or her duties to the Company or any Affiliate.
(m) “Employment Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.
(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(o) “Fair Market Value” means, with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(p) “Good Reason” means, with respect to any Participant, “good reason” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, the occurrence of any of the following events, in each case without such Participant’s consent:
(i) a reduction in such Participant’s base salary or target bonus, other than any such reduction that applies generally to similarly situated employees of the Company and the Affiliates;
(ii) relocation of the geographic location of such Participant’s principal place of employment by more than 50 miles; or
(iii) a material reduction in such Participant’s duties or responsibilities that occurs within two years following a Change in Control;
provided that, in each case, (A) such Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) the Company shall have 30 days following receipt of such notice to cure such circumstances, and (C) if the Company has not cured such circumstances within such 30-day period, then the date of such Participant’s Termination of Service must occur not later than 60 days after the end of such 30-day period.
(q) “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.
(r) “Intrinsic Value” means, with respect to an Option or SAR Award, the product of(i) the excess, if any, of (A) the price or implied price per Share in a Change in Control or other event over (B) the exercise or hurdle price of such Award multiplied by (ii) the number of Shares covered by such Award.
(s) “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(t) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
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(u) “Other Stock-Based Award” means an Award granted pursuant to Section 10.
(v) “Participant” means the recipient of an Award granted under the Plan.
(w) “Performance Award” means an Award granted pursuant to Section 9.
(x) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.
(y) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.
(z) “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(aa) “Restricted Stock” means any Share granted pursuant to Section 8.
(bb) “RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(cc) “SAR” means any right granted pursuant to Section 7 to receive upon exercise by a Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.
(dd) “Section 162(m) Compensation” means “qualified performance-based compensation” under Section 162(m) of the Code.
(ee) “Shares” means shares of the Company’s common shares.
(ff) “Termination of Service” means, with respect to any Participant:
(i) the cessation of all services performed by such Participant for the Company and the Affiliates, including by reason of death or Disability; or
(ii) the permanent decrease in the level of services performed by such Participant for the Company and the Affiliates (whether as an employee or as an independent contractor) to no more than 20 percent of the average level of services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company and the Affiliates, if such Participant has been providing such services for less than 36 months).
Section 3. Eligibility.
(a) Any employee, non-employee director, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.
(b) Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Replacement Awards under the Plan.
Section 4. Administration.
(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not fewer than three directors of the Board. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for the administration of the Plan. It shall meet at such times and places as it may determine.
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(b) To the extent necessary to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) a non- employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) an outside director pursuant to Section 162(m) of the Code. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company the authority to grant Awards, except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act, and the Committee may delegate to one or more committees of the Board (which may consist of solely one director) the authority to grant all types of Awards, in accordance with applicable law.
(c) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, repurchased, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, repurchased, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;(vii) amend the terms or conditions of any outstanding Awards, including without limitation to accelerate the time or times at which the Awards become vested or unrestricted, will be settled or may be exercised; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Document, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents and advisors and determine the terms of such appointments, in each case as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 5. Shares Available for Awards.
(a) Subject to adjustment as provided in Section 5(c) and except for Replacement Awards, the maximum number of Shares available for issuance under the Plan shall not exceed ~~61,503,000~~78,503,000 Shares in the aggregate, which includes (i) the previous shareholder approved reserve of ~~50,503,000~~61,503,000 Shares under the Plan and (ii) an increase of ~~11,000,000~~17,000,000 Shares, as approved by the Board, subject to approval by the Company’s shareholders.
(b) Any Shares subject to an Award (other than a Replacement Award) that expires, is canceled, repurchased or forfeited or otherwise terminates, without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of taxes related to an Award and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan; provided, however, that in no event shall any Shares withheld or tendered to pay the exercise or purchase price of Options again be or become available for issuance under the Plan.
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(c) In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities, but excluding any ordinary cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code, adjust equitably any or all of:
(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a) and the individual limits specified in Section 5(e);
(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and
(iii) the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
(e) No Participant may receive under the Plan in any calendar year, subject to adjustment as provided in Section 5(c): (i) Options and SARs that relate to more than 3,950,300 Shares in the aggregate; (ii) Restricted Stock and RSUs that relate to more than 3,950,300 Shares in the aggregate; (iii) Share-based Performance Awards and Other Stock-Based Awards that relate to more than 3,950,300 Shares in the aggregate; and (iv) cash-based Performance Awards that relate to more than $15,000,000 in the aggregate.
~~(e)~~(f) No Participant who is a non-employee Director may receive compensation for any calendar year in excess of $750,000 in the aggregate, including cash payments and Awards.
Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, and subject to Section 6(e), such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.
(c) Subject to Section 12, the Committee shall determine the time or times at which an Option may be exercised in whole or in part.
(d) The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.
(e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.
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Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b) The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.
(d) Subject to Section 12, the Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
Section 8. Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) Subject to Section 12, an Award of Restricted Stock or RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(b) Any Award of Restricted Stock granted under the Plan shall be evidenced by entry in the register of members of the Company and in such other manner as the Committee may deem appropriate, including issuance of a share certificate or certificates. In the event any share certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.
(c) If the Committee intends that an Award granted under this Section 8 shall constitute or give rise to Section 162(m) Compensation, then, to the extent the Committee determines the following to be necessary under Section 162(m) of the Code, such Award may be structured in accordance with the requirements of Section 9, including the performance criteria set forth therein and the Award limitation set forth in Section 5(e), and any such Award shall be considered a Performance Award for purposes of the Plan.
(d) The Committee may provide in an Award Document that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
Section 9. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the
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performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b) Every Performance Award shall, if the Committee intends that such Award qualify as Section 162(m) Compensation and the Committee determines the following to be necessary under Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures with respect to the Company: captured prospects, prospecting licenses signed, operated prospects matured to drill ready, drilling programs commenced, drillable prospects, capabilities and critical path items established, operating budget, third-party capital sourcing, captured net risked resource potential, acquisition cost efficiency, acquisitions of oil and gas interests, increases in proved, probable or possible reserves, finding and development costs, recordable or lost time incident rates, overhead costs, general and administration expense, market price of a Share, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization and exploration expense), net capital employed, return on assets, shareholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, market capitalization, enterprise value, economic value added or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, may be based on a ratio or separate calculation of any performance criterion and may be made relative to an index or one or more of the performance goals themselves. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. Except in the case of an Award intended to qualify as Section 162(m) Compensation, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation or of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding any provision of the Plan to the contrary, with respect to any Award intended to qualify as Section 162(m) Compensation, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 9(b) applies upon attainment of such pre-established formula.
(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
(d) Performance Awards that are intended to qualify as Section 162(m) Compensation shall be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award but, to the extent required by Section 162(m) of the Code, may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to
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qualify as Section 162(m) Compensation. The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited, including by way of repurchase by the Company at par value, in the event of a Participant’s Termination of Service.
Section 10. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 10.
Section 11. Effect of Termination of Service or a Change in Control on Awards.
(a) The Committee may provide, by rule or regulation or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited, including by way of repurchase by the Company at par value, in the event of the Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.
(b) The Committee may set forth the treatment of an Award upon a Change in Control in the applicable Award Document.
(c) In the case of an Option or SAR Award, except as otherwise provided in the applicable Award Document, upon a Change in Control, a merger or consolidation involving the Company or any other event with respect to which the Committee deems it appropriate, the Committee may cause such Award to be canceled in consideration of (i) the full acceleration of such Award and either (A) a period of at least ten days prior to such Change in Control to exercise the Award or (B) a payment in cash or other consideration to such Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change in Control, merger, consolidation or other event or (ii) a substitute award (which immediately upon grant shall have an Intrinsic Value equal to the Intrinsic Value of such Award).
Section 12. Minimum Vesting Requirements. Notwithstanding anything to the contrary herein, each Award shall vest over a period of not less than one year following the date of grant (the “Minimum Vesting Requirements”); provided, however, that the Committee may, in its sole discretion, (i) accelerate the vesting of an Award or otherwise lapse or waive the Minimum Vesting Requirements upon (A) the Participant’s death or Disability or (B) a Change in Control (subject to the requirements of Section 11), (ii) grant Awards that are not subject to the Minimum Vesting Requirements with respect to 5% or less of the maximum number of Shares available for issuance under the Plan (as set forth in Section 5(a), as may be adjusted pursuant to Section 5(c)) and (iii) grant annual Awards to non-employee directors that provide for vesting on the next regularly scheduled annual meeting of shareholders following the date of grant so long as such vesting occurs at least 50 weeks after grant.
Section 13. General Provisions Applicable to Awards.
(a) Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
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(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c) Subject to the terms of the Plan, unless otherwise provided in the applicable Award Document, the Committee shall determine, in its sole discretion, whether payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award shall be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and whether such payments or transfers shall be made in a single payment or transfer, in installments or on a delayed basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d) Notwithstanding anything to the contrary herein, in no event shall any Award provide for any dividend or dividend equivalents to be payable to the Participant in respect of such Award prior to the time at which such Award (or the applicable portion thereof) vests (and, in the case of a Performance Award, the applicable performance condition is achieved).
(e) No Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 13(f), and during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative; provided that the foregoing restrictions shall not apply to any Award (other than an Incentive Stock Option) to the extent authorized by the Committee or as specifically provided in an Award Document. The provisions of this Section 13(e) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture, including by way of repurchase by the Company at par value, of an Award in accordance with the terms thereof.
(f) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.
(g) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(h) The Committee may impose restrictions on any Award with respect to non- competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.
Section 14. Amendments and Termination.
(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without(i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted, traded or listed or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or cancellation provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the
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Committee may amend the Plan, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or(y) to impose any “clawback” or cancellation provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18; provided further, that the Committee’s authority under this Section 14(b) is limited in the case of Awards that are intended to qualify as Section 162(m) Compensation, as provided in Section 9.
(c) Except as provided in Section 9, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
(e) Notwithstanding anything to the contrary herein, except as provided in Section 5(c) or Section 11(c), no action shall directly or indirectly, through cancellation and regrant or any other method (including the repurchase of Options or SAR Awards (in each case, that are “out of the money”) for cash and/or other property), reduce, or have the effect of reducing, the exercise or hurdle price of any Award as of the date of grant without approval by the Company’s shareholders.
Section 15. Miscellaneous.
(a) No employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.
(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
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(e) If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.
(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
Section 16. Effective Date of the Plan. The Plan was originally adopted on April 28, 2011. The Plan was amended by the Board, effective as of January 23, 2015, January 23, 2017, ~~and~~ March 27, 2018 and April 20, 2021. The Plan, as amended herein, is effective as of ~~April 20, 2021~~April 25, 2023, subject to approval by the Company’s shareholders.
Section 17. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) ~~April 20, 2031~~April 25, 2033, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 18. Cancellation or “Clawback” of Awards. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any other applicable regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any “clawback” or recoupment policies or arrangements the Company may have in effect from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required by any such law, rule, policy or arrangement, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Section 19. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of
B-12 |   2023 Proxy Statement

installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.
Section 20. Data Protection. The Company holds and processes personal information provided by a Participant, such as name, account information, social security number, tax number and contact information, and uses a Participant’s personal data within the Company’s legitimate business purposes and as necessary for all purposes relating to the operation and performance of the Plan. These are:
(a) administering and maintaining Participant records;
(b) providing the services described in the Plan;
(c) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and
(d) responding to public authorities, court orders and legal investigations, as applicable.
The Company may share a Participant’s personal data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan or (vi) regulators and others, as required by law.
If necessary, the Company may transfer a Participant’s personal data to any of the parties mentioned above in any country or territory that may not provide the same protection for the information as a Participant’s home country. Any transfer of a Participant’s personal data from the E.U. to a third country is subject to appropriate safeguards in the form of EU standard contractual clauses (according to decisions 2001/497/EC, 2004/915/EC, 2010/87/EU) or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through the contact listed below.
The Company will keep personal information for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
A Participant has a right to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.
Section 21. Governing Law. The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.
  2023 Proxy Statement | B-13

KOSMOS ENERGY

KOSMOS ENERGY LTD.
ATTN: CORPORATE SECRETARY
8176 PARK LANE, SUITE 500
DALLAS, TX 75231

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/07/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1A Andrew G. Inglis	☐	☐	☐
1B Maria Moraeus Hanssen	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: The Company is making four proposals, none of which is contingent on each other. If other matters properly come before the Annual Meeting of Stockholders or any adjournment or postponement of the meeting, the persons named in this proxy card will vote the shares represented by all properly executed proxies in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2022 Annual Report on Form 10-K is/are available at www.proxyvote.com

KOSMOS ENERGY LTD.
Annual Meeting of Stockholders
June 8, 2023 8:00 AM Central Daylight Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew G. Inglis and Jason E. Doughty, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of KOSMOS ENERGY LTD. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held via virtual-only format at www.virtualshareholdermeeting.com/KOS2023 at 08:00 AM central daylight time on June 8, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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